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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to §240.14a-12
AQUILA, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/	No fee required.
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	(4)	Proposed maximum aggregate value of transaction:
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/ /	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
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March 15, 2002

To Our Shareholders:

        You are cordially invited to attend the Annual Meeting of Shareholders of Aquila, Inc., formerly UtiliCorp United Inc. The meeting will be held at 2:30 p.m. on Wednesday, May 1, 2002, at the Starlight Theatre, 4600 Starlight Road, Kansas City, Missouri, 64132. The shares eligible to vote at this meeting were determined on the record date of March 4, 2002.

        The official notice of the meeting follows on the next page. In addition to the formal, required business, we will discuss Aquila's 2001 and first quarter 2002 performance and answer your questions. Enclosed with this proxy statement are your proxy card and Aquila's 2001 Annual Report.

        There are several ways to vote your shares. You may vote over the telephone using a toll-free number or, if you have Internet access, you may vote on-line. Please see the voting procedures on page 2 for details. You may also still choose to return your proxy card using the enclosed, postage-paid envelope.

        If you plan to attend the meeting, please check the appropriate box on your proxy card to allow us to plan appropriately. No admission card is necessary.

        We will be providing light refreshments prior to the meeting, beginning at 2:00 p.m. Please take this opportunity to visit with our management.

        I also want to remind you of our Shareholder Information line. Through this interactive service you may obtain our current stock price, hear about our recent developments and request information about our company. To access this service, dial 1-888-828-2000. Your vote is important. We encourage you to read this proxy statement and to vote your shares.

Sincerely,

Richard C. Green, Jr.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders of Aquila, Inc. will be held at 2:30 p.m. (Central Time), on Wednesday, May 1, 2002, at the Starlight Theatre, 4600 Starlight Road, Kansas City, Missouri, 64132, to consider and take action on the following:

          1.    To elect three Directors: Herman Cain, Robert K. Green, and Robert F. Jackson, Jr.;

          2.    To approve the Aquila, Inc. 2002 Omnibus Incentive Compensation Plan; and

          3.    To transact such other business as may properly come before the meeting and at any adjournments or postponements of the meeting.

        The record date for the Annual Meeting is March 4, 2002. Only shareholders of record at the close of business on that date may vote at the meeting.

                      BY ORDER OF THE BOARD OF DIRECTORS

                      Leslie J. Parrette, Jr.

                      Senior Vice President, General Counsel
                      and Corporate Secretary

March 15, 2002

COMMON QUESTIONS REGARDING OUR ANNUAL MEETING AND PROXY STATEMENT

1.    WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

        At our annual meeting, shareholders will act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, including the election of directors and approval of the Company's 2002 Omnibus Incentive Compensation Plan. In addition, management will report on our performance during 2001 and respond to questions from shareholders.

2.    WHO IS ENTITLED TO VOTE AT THE MEETING?

        Only shareholders of record at the close of business on March 4, 2002, the record date for the meeting, are entitled to receive notice of and to participate in the annual meeting. If you were a shareholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponements or adjournments of the meeting. In connection with our solicitation of proxies for the annual meeting, we are mailing this proxy statement to shareholders on or about March 15, 2002.

3.    WHAT CONSTITUTES A QUORUM?

        The presence at the meeting, in person or by proxy, of the holders of a majority of the aggregate voting power of the common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 141,494,172 shares of common stock, representing the same number of votes, were outstanding. Thus, the presence of the holders of common stock representing at least 70,747,087 votes will be required to establish a quorum.

        Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present at the meeting.

4.    WHAT METHODS CAN I USE TO VOTE?

  (a)
  In Writing: All shareholders can vote by written proxy card.

  (b)
  By Telephone and Internet: All shareholders of record also can vote their proxies by touchtone telephone from the U.S. and Canada, using the toll-free telephone number on the proxy card, or by the Internet, using the procedures and instructions described on the proxy card and other enclosures. Street name holders may vote by telephone or the Internet if their bank or broker makes those methods available, in which case the bank or broker will enclose the instructions with the proxy statement. The telephone and Internet voting procedures, including the use of control numbers, are designed to authenticate shareholders' identities, to allow shareholders to vote their shares, and to confirm that their instructions have been properly recorded.

  (c)
  In Person: All shareholders may vote in person at the meeting (unless they are street name holders without a legal proxy).

5.    HOW CAN I REVOKE A PROXY?

        A shareholder may revoke a proxy by any one of the following three actions:

  (a)
  giving written notice to the Secretary of the Company,

  (b)
  delivering a later-dated proxy, or

  (c)
  voting in person at the meeting.

6.    WHAT ARE MY VOTING CHOICES WHEN VOTING FOR DIRECTOR NOMINEES, AND WHAT VOTE IS NEEDED TO ELECT DIRECTORS?

        In voting on the election of three Director nominees to serve until the 2005 Annual Meeting of Shareholders, shareholders may vote in one of the following ways:

  (a)
  in favor of all nominees,

  (b)
  withhold votes as to all nominees, or

  (c)
  withhold votes as to specific nominees.

Directors will be elected by a plurality. This means that the three nominees who receive more votes than any other nominee will be elected to office. Because there are three positions to be filled on our board, if, as we expect, there are only three nominees presented at our annual meeting, a nominee that receives any votes will be elected to office.

The Board recommends a vote "FOR" each of the nominees.

7.    WHAT ARE MY VOTING CHOICES WHEN VOTING ON THE APPROVAL OF THE COMPANY'S 2002 OMNIBUS INCENTIVE COMPENSATION PLAN?

        In voting on the approval of to the 2002 Omnibus Incentive Compensation Plan, shareholders may vote in one of the following ways:

  (a)
  in favor of the plan,

  (b)
  against the plan, or

  (c)
  abstain from voting on the plan.

        The proposal to approve the 2002 Omnibus Incentive Compensation Plan will require approval by a majority of the shares represented in person or by proxy at the meeting and entitled to vote on the proposal.

        The Board recommends a vote "FOR" this proposal.

8.    HOW DO I VOTE MY 401(k) PLAN SHARES?

        If you participate in the Retirement Investment (401(k)) Plan, you may vote an amount of shares of common stock equivalent to the interest in Aquila common stock credited to your account as of the record date. These shares are represented on your proxy card. You may vote by following the voting procedures outlined in question 4 above. If you do not vote your proxy, the share equivalents credited to your account will be voted by the trustee "FOR" the election of each director nominee and "FOR" Proposal 2.

        You may revoke previously given voting instructions by following the instructions outlined in question 5 above.

9.    WHAT ARE THE BOARD'S RECOMMENDATIONS?

        Unless you give other instruction on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board's recommendations are set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote:

  •
  for election of the nominated slate of directors (see Proposal 1); and

  •
  for approval of the 2002 Omnibus Incentive Compensation Plan (see Proposal 2).

        We do not know of any additional matters to be acted upon at the meeting. With respect to any other matter that properly comes before the meeting, the proxy holders will vote in their own discretion.

10.  WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

        Election of Directors: The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

        Approval of the 2002 Omnibus Incentive Compensation Plan: The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked "ABSTAIN" with respect to such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

        If you hold your shares in "street name" through a broker or other nominee and you have not provided specific voting instructions with respect to Proposal 2, your broker or nominee will not be entitled to vote your shares with respect to Proposal 2.

11.  WHAT IF A SHAREHOLDER DOES NOT SPECIFY A CHOICE FOR A MATTER WHEN RETURNING A PROXY?

        Shareholders should specify their choice for each matter on the enclosed form of proxy. If no instructions are given, proxies that are signed and returned will be voted FOR the election of all Director nominees, and FOR the approval of the 2002 Omnibus Incentive Compensation Plan.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus supplement to "Aquila", "we," "our", "us," or similar references mean Aquila, Inc. (formerly UtiliCorp) and its subsidiaries.

DIRECTOR INFORMATION

Name	Year Term Expires	Principal Occupation or Employment and Position with the Company	First Year Elected or Appointed	Age
*Herman Cain	2002	Chairman of the Board of Godfather's Pizza, Inc., Omaha, Nebraska	1992	56
*Robert K. Green	2002	President and Chief Executive Officer of the Company	1993	40
*Robert F. Jackson, Jr.	2002	Retired President of CharterCorp, Kansas City, Missouri	1981	76
Richard C. Green, Jr.	2003	Chairman of the Board of the Company	1982	47
L. Patton Kline	2003	Retired Vice Chairman of Marsh & McLennan, Inc., New York, New York	1986	73
Gerald L. Shaheen	2003	Group President of Caterpillar, Inc.	2001	57
John R. Baker	2004	Retired Vice Chairman of the Board of the Company	1971	75
Irvine O. Hockaday, Jr.	2004	Retired President and Chief Executive Officer of Hallmark Cards, Inc., Kansas City, Missouri	1995	65
Dr. Stanley O. Ikenberry	2004	President of the American Council on Education, Washington, D.C.	1993	67
Heidi E. Hutter	2004	Chief Executive Officer and Principal of The Black Diamond Group, LLC	2002	44
Avis G. Tucker	N/A	Director Emeritus	1973	N/A

*
Nominee for election as a Director.

Biographies

        Richard C. Green, Jr. has served as Chairman of the Board of the Company since February 1989 and was also Chief Executive Officer of the Company from May 1985 through December 2001. Mr. Green also served as President of the Company from May 1985 through February 1996. Mr. Green is a director of BHA Group, Inc. and Yellow Corporation.

        John R. Baker retired as Vice Chairman of the Board of the Company in December 1995, a position he held since May 1991. He also served as Senior Vice President of Corporate Development of the Company from May 1985 through December 1992.

        Herman Cain has been the Chief Executive Officer of T.H.E., Inc., a leadership consulting company since 1996. He has continued to serve for the past 16 years as Chairman of the Board of Godfather's Pizza, Inc. in Omaha, Nebraska, and serves as a director of Hallmark Cards, Inc., Retail DNA, Reader's Digest Association, Inc., and the Whirlpool Corporation.

        Robert K. Green has served as President and Chief Executive Officer of the Company since January 1, 2002. He was the President and Chief Operating Officer of the Company from February 1996 to December 2001 and earlier served as Executive Vice President of the Company from January 1993 to February 1996. Mr. Green held several executive positions at the Company's Missouri

Public Service division since 1988, including two years as President. Mr. Green serves as Chairman of Aquila Merchant Services, Inc., and as a director of United Energy Limited and UnitedNetworks Limited (affiliates of the Company). Mr. Green also serves as a director of Quanta Services, Inc., eScout.com, and UMB Bank, n.a.

        Irvine O. Hockaday, Jr. retired in December 2001 as President and Chief Executive Officer of Hallmark Cards, Inc., positions he held since January 1986. He also served as Executive Vice President of Hallmark Cards, Inc. from 1983 through December 1985. Mr. Hockaday serves as Trustee of the Hall Foundation, is a Trustee of Princeton University and is a director of Sprint Corporation, the Ford Motor Company, Crown Media, Inc., Dow Jones, Inc., and Estee Lauder.

        Heidi Hutter is Chief Executive Officer and a principal of The Black Diamond Group, LLC. Prior to this, she was chairman, president, and CEO of Swiss Reinsurance America Corp. from 1996 to 1999, and managed the Equitas Project of Lloyd's of London from 1993 through 1995. Ms. Hutter is a Fellow of the Casualty Actuarial Society and a member of the Board of Overseers of the School of Risk Management at St. John's University.

        Stanley O. Ikenberry, Ph.D., has served as President of the American Council on Education since 1996. Dr. Ikenberry is also a Regent Professor and President Emeritus of the University of Illinois. He previously served as President of the University from 1979 to 1995. Dr. Ikenberry serves as a director of Pfizer, Inc., as a member of the board of the Smithsonian's Museum of Natural History and as President of the Board of Overseers of the Teachers Insurance and Annuity Association College Retirement Equities Fund.

        Robert F. Jackson, Jr. retired in July 1985 as president of CharterCorp of Kansas City, MO (through mergers, now Bank of America Corporation). Mr. Jackson's long career in banking included a number of executive positions and service as a director of banks and banking associations.

        L. Patton Kline retired in 1988 as Vice Chairman of Marsh & McLennan, Incorporated (an international insurance brokerage company), a subsidiary of Marsh & McLennan Companies, Inc., a position he held for four years. He was President of Marsh & McLennan Companies, Inc. from 1980 to 1985. Mr. Kline served as a director of Marsh & McLennan Companies, Inc. from 1975 to 1988.

        Gerald L. Shaheen has been Group President of Caterpillar, Inc., since 1998. Prior to that, he was managing director of Caterpillar Overseas S.A. and then vice president of the company's Engine Products Division. He joined Caterpillar in 1967. Mr. Shaheen also serves on the board of directors of National City Corporation and is a member of the boards of Bradley University, the Mineral Information Institute, Inc., the National Chamber Foundation and the U. S. Chamber of Commerce.

        Avis G. Tucker was appointed Director Emeritus of the Company in May 2000. She previously served as Chairman of the Board of the Company from May 1982 through February 1989 and as a director from February 1989 through May 2000. Mrs. Tucker has been editor and publisher of The Daily Star-Journal in Warrensburg, Missouri, during the past five years and previously served as a director of United Telecommunications, Inc., now Sprint Corporation.

        Richard C. Green, Jr. and Robert K. Green are brothers and are nephews of Avis G. Tucker.

Meetings of the Board and Committees of the Board

        During 2001, our Board met five times. Our Board has five standing committees and the duties of each committee are described below. All directors attended at least 75% of the meetings of the Board and the committees on which they served and for the period in which they held office, with the exception of L. Patton Kline, who attended 60% of the Board meetings.

Committees of the Board	Duties of the Committee	Committee Members	Number of meetings held in 2001
Audit	Reviews management's independent accountant selection and makes recommendations to the Board based on that review. Reviews and approves audit plans, accounting policies, financial statements and financial reporting, internal audit reports and internal controls.	Jackson* Baker Ikenberry Shaheen	4
Pension & Benefits	Establishes and administers our retirement plan and certain other related employee benefit plans.	Baker* R.K. Green Jackson	2
Compensation	Reviews and makes recommendations to the Board regarding policies, practices and procedures relating to compensation of key employees. Establishes and administers our compensation programs and plans.	Cain* Hockaday Ikenberry	4
Nominating	Considers and recommends nominees for directors including those directors nominated by the shareholders.**	Ikenberry* Baker Cain Hockaday	0
Executive	Exercises the authority of the Board, when the Board is not in session, on such matters as are delegated to it by the Board from time to time.	R.C. Green* R.K. Green Hockaday Jackson	0

*
Indicates Committee Chairperson

**
Shareholders desiring to suggest candidates should advise the Secretary of the Company in writing by December 31 of the year preceding the annual meeting and include sufficient biographical information to permit an appropriate evaluation.

Director Compensation

        Directors who are employees do not receive fees or any other compensation for their services as directors. Directors who are not employees receive an annual retainer of $45,000, plus $1,250 for each Board meeting they attend. Non-Employee Directors also receive an annual fee of $3,000 for each Board Committee on which they serve, and an annual fee of $3,500 for any committee of which they are chairperson. They may choose to defer all or part of their fees under our Capital Accumulation Plan. In addition, Non-Employee Directors are reimbursed for expenses, including travel, they incur in connection with attending meetings. Non-Employee Directors receive $50,000 in shares of common stock each year pursuant to the 1990 Non-Employee Director Stock Plan. Receipt of shares of common stock may be deferred under the terms of the Plan.

STOCK OWNERSHIP INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

        The rules of the Securities and Exchange Commission require our directors and executive officers to file reports of their holdings and transactions in our common stock. Based upon our records and other information, we believe that all required filings were made in a timely manner.

Stock Ownership Guidelines

        Your Board of Directors adopted stock ownership guidelines for our executives in 1995. The chief executive officer is expected to own common stock having a value of at least five times his annual base salary. Senior vice presidents of the organization are expected to own common stock with a value of at least two times their annual base salary and vice presidents are expected to own stock having a value of at least their annual base salary. If stock ownership levels are not met, the officers' payout under the annual and long-term incentive plans are paid in restricted stock or restricted stock units. If their target ownership levels are met, the officers may take their payout in cash or a combination of cash, restricted stock or restricted stock units. Any restricted stock issued under the plan cannot be sold for at least one year after it is issued.

Stock Ownership of Directors and Executive Officers

        In general, "beneficial ownership" includes those shares a director or officer has sole or shared power to vote or transfer, and stock options that are currently exercisable or that are exercisable within 60 days. On January 31, 2002, the directors and executive officers of Aquila beneficially owned a total of 7,825,799 shares of our common stock.

Name of Beneficial Owner	Issued Shares Beneficially Owned		Exercisable Stock Options	Total Beneficial Ownership		Percent of Class(1)
Richard C. Green, Jr.	3,123,664	(2)(3)(4)	711,598	3,835,262	(2)(3)(4)	2.8%
Robert K. Green	2,669,856	(2)(5)	485,446	3,155,302	(2)(5)	2.3%
John R. Baker	229,064	(3)	—	229,064	(3)	—
Herman Cain	10,180		—	10,180		—
Irvine O. Hockaday, Jr.	9,398		—	9,398		—
Heidi Hutter	—		—	—		—
Stanley O. Ikenberry	11,112		—	11,112		—
Robert F. Jackson, Jr.	38,747		—	38,747		—
L. Patton Kline	18,360		—	18,360		—
Gerald Shaheen	295		—	295		—
Edward K. Mills	77,577		74,700	152,277		—
Dan J. Streek	9,836		5,600	15,436		—
Keith G. Stamm	95,330	(6)	77,829	173,159	(6)	—
Directors and Executive Officers as a group (17 persons)	6,395,752	(2)(3)	1,430,047	7,825,799	(2)(3)	5.6%

(1)
Percentages are omitted for Directors and Executive Officers who own less than 1% of common stock.

(2)
Includes 2,117,599 shares held by the Green Family UCU Limited Partnership of which Richard C. Green, Jr. and Robert K. Green are general partners with shared voting and investment power.

(3)
Includes 193,089 shares held in trust, of which Mr. Richard C. Green, Jr. and Mr. Baker are trustees with shared voting and investment power.

(4)
Includes 537,222 shares held by RNG Investments, L.P. of which Richard C. Green, Jr. is a general partner.

(5)
Includes 480,296 shares held by Greenway Capital, L.P. of which Robert K. Green is general partner.

(6)
Includes 29,324 shares held by Stamm Family, L.P. of which Keith G. Stamm is a general partner.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         Set forth below is the only person or group known by us to be the beneficial owner of five percent or more of our common stock on January 31, 2002.

Name, Address of Beneficial Owner	Amount of Beneficial Ownership	Percent of Class
PrimeCap Management Company 225 S. Lake Avenue Pasadena, CA 91101	10,300,000	7.42%

Green Family Ownership and Employee Ownership

        Richard C. Green, Jr., Robert K. Green, and members of their family and trusts for the benefit of members of the Green family owned as of January 31, 2002, 4,792,243 shares or approximately 3.46% of our common shares outstanding. This number includes shares held by the Green Family UCU Limited Partnership.

        We encourage employee ownership of our common stock. We believe that employees who have a vested interest in the Company make decisions in their daily work that are in our best interest and in the best interest of our shareholders. As of January 31, 2002, employees owned, either directly or beneficially, approximately 14,427,000 shares or approximately 10.4% of our then outstanding common shares. This includes the Green family ownership described above.

REPORT ON EXECUTIVE COMPENSATION

        Our Compensation Committee submits the following report on executive compensation:

        As members of the Compensation Committee (the "Committee"), we consider providing oversight and guidance for the administration of executive compensation as our most important role. While performing this role, we want to make sure that the compensation policies and practices support the achievement of the Company's short-term and long-term goals along with maintaining the Company's organizational values, and most importantly, supporting the on-going creation of shareholder value.

        As three independent, non-employee directors, we maintain an impartial view as we oversee the Company's executive compensation activities. Impartiality is important as we approve the design of the compensation programs, assess the programs effectiveness, and oversee the administration of the programs. We also review and approve all salaries and other forms of compensation for the Company's executives, and evaluate the Company's executives' performance along with other related matters.

Compensation Philosophy

        Our overall philosophy is to ensure the Company's executive pay is competitive with similar companies, while rewarding executives based on how successful they are at achieving certain goals. We chose this philosophy because the Company must compete with many companies to attract and develop a talented group of employees. At the same time, we know it is important to achieve financial success. Therefore, our compensation philosophy is built on the following principles:

  •
  Total compensation should provide a competitive advantage over companies competing for management talent;

  •
  Heavy emphasis is put on incentive pay linked to achievement of goals;

  •
  Compensation programs are designed to support the achievement of the Company's business strategy; and

  •
  Executives' long-term compensation is closely tied to the total return on the Company's common stock.

        We seek advice from an independent compensation consultant to ensure we are accurately comparing the Company's executive compensation levels to those of similar companies. Some of the factors we consider are: business operations, sales, market values, employment levels, and lines of businesses. The group of companies that we use for comparing compensation levels is not the same group of companies that is used in the Stock Performance Graph in this proxy statement. The reason for this difference is that the Company's most direct competitors in attracting and retaining executive talent are not always the same companies that make up the Company's typical industry peer group.

Elements That Make Up Total Compensation For Executives

        The Company's total compensation consists of the following components: base salary, annual incentives, long-term incentives and benefits. Each of these elements is described below. We consider these components as integral parts of an executive's compensation package. Other pieces we look at are severance plans and retirement benefits. We want to make sure the total compensation package is competitive.

  •
  Base Salary

    We review each executive officer's base salary annually. Base salaries are targeted to approximate the average base salaries paid to executives of similar companies for each position. To make sure each executive is paid appropriately, we consider the executive's level of responsibility, prior experience, overall knowledge, executive pay for similar positions in other companies, and executive pay within the Company.

    Base salaries represent the amount executives are paid on a regular basis (as opposed to an incentive, which is only paid when certain goals are achieved). Therefore, this part of an executive's pay is a very important tool in attracting and retaining talented people. The flexibility in our base pay program allows us to reward individual executives for superior work that may not be immediately reflected in financial measurements, but is important to every day business operations.

    When evaluating individual performance, we look at the executive's efforts in promoting the Company's values; participation in on-going education and management training; improving project quality; strengthening relationships with customers; developing relationships with strategic partners and employees; demonstrating leadership abilities with co-workers; and other goals. Overall, executive base salaries were increased in 2001 at a rate similar to increases provided by other companies with which the Company competes.

  •
  Annual Incentives

    Another major part of each executive's total compensation is the annual incentive. The amount awarded to each executive is targeted to be above the average of what the Company's competitors would award their executives for targeted performance because we believe the Company sets aggressive incentive targets that are above the average of those of its competitors. The targeted award amount is based on advice from an independent compensation consultant. The actual award will vary, and may not be paid at all, based upon the Company's financial results for the year. If an award is earned, it is paid in cash, restricted stock, or restricted stock units at the election of the executive.

    If an executive decides to take all or part of the annual incentive in stock or stock units, the stock or stock units he or she receives is restricted. All amounts paid in restricted common stock or restricted stock units are increased by 33% over the cash-equivalent amount.

  •
  Long-Term Incentives

    Long-term incentives are provided according to our Annual and Long-Term Incentive Plan. We determine if an executive is eligible for participation in this plan based on prior experience, performance measures, and compensation practices of the Company's competitors. Only executives who have an on-going, company-wide impact are eligible to participate in this plan. We also have the authority to grant restricted stock, and restricted stock units to reward special performance or to retain key executives.

    The long-term incentive for the three-year performance cycle ending 2001 was awarded in the following proportion: 90% performance units and 10% stock options. The objective of this design is to pay long-term incentive awards each year that are above the average of what similar companies would pay their executives for targeted performance. We regularly review the companies used for comparison, decide on the performance criteria, and receive advice from an independent compensation consultant to ensure a fair, appropriate program.

    For each three-year performance-unit cycle, we compare our Total Shareholder Return ("TSR") results to either a published or special index. These indexes may include the Standard & Poor's 500 Stock Index or a specific group of companies in business lines and/or operations similar to ours. The group of companies that we used as a comparison group for the Long-Term Incentive Plan cycle ending December 31, 2001, consisted of CMS Energy, Dominion Resources, Enron, Pacific Gas & Electric, Duke Energy, Entergy, American Electric Power, Reliant Energy, Cinergy, Southern Co., Xcel Energy, and Kinder Morgan, Inc. (formerly KN Energy). For the three-year period ended December 31, 2001, the average TSR of the group was 6.4% and the Company's TSR was 15.41% ranking it 6th out of 13 companies. To minimize the effect of year-end price spikes, the TSR calculation uses the average closing price for the 30 calendar days of the beginning and ending of the three-year cycle.

  •
  Performance Units

    Performance units are designed to tie executives' long-term compensation directly to specific corporate performance measures. Each performance unit is equivalent in value to one share of the Company's common stock on the last trading day of the three-year cycle plus the dividends paid over the preceding three-year cycle. The cycles for the years 1999-2001, 2000-2002, and 2001-2003 are based on TSR as compared to a specific group of companies in business lines and/or operations similar to ours ("peer group").

    Based on the Company's TSR results for the 1999-2001 cycle and its subsequent placement as compared to its peer group, we approved a pay-out of 132% of targeted performance units.

    Payments made under the three-year performance cycles are in the form of restricted stock or restricted stock units until the executive has accumulated certain targeted shareholdings of the Company from any source excluding any unexercised options. Once the executive has exceeded the targeted share ownership, compensation from the plan will be paid in cash, restricted stock, or restricted stock units at the option of the executive. If an executive elects to take all or a portion of his or her long-term incentive in the form of restricted stock or restricted stock units, the amount of the award taken in restricted stock or restricted stock units will be increased by 25% in a fashion similar to our annual incentive plan.

  •
  Stock Options

    We grant stock options every year to the Company's executives who are eligible to participate in the Annual and Long-Term Incentive Plan. The stock options are priced at the fair market value of the Company's common stock on the date of the grant. Therefore, these stock options only have value to the executives if the stock price goes up following the date of the grant. This is intended to make sure the executives are focused on creating long-term shareholder value. The stock options vest over a four-year period. The reason for this four-year vesting period is to create a mechanism to provide an incentive for the executives to stay with the Company during that period.

  •
  Benefits

    The benefits we offer key executives serve a different purpose than the compensation programs described above. In general, they provide some level of protection against the chance of an executive having financial difficulties as a result of illness, disability, or death. The benefits offered are usually comparable to those offered to all other employees with some differences based on tax and employee benefit laws.

Chief Executive Officer (CEO) Compensation

        We review the Chief Executive Officer's base salary every year. In doing so, we compare his pay to the pay of other CEO's in comparable companies. For 2001, Richard Green's salary was lower than the average level of pay for CEO's of comparable companies.

        Mr. Richard Green's annual incentive compensation was based on achievement of goals associated with an increase in the Company's earnings per share and an assessment of how well Mr. Green managed the Company. Diluted earnings per share ("EPS") in 2001 were $2.42 which represents a 9.5% increase. In addition, we set a 2002 EPS growth plan of 10%, which is above the announced growth rate of our peers and yielded a maximum payout for the growth plan element of the 2001 Annual Incentive Plan. These financial results and growth plan, when combined with our evaluation of Mr. Green's management performance earned him an annual incentive award of $1,267,500. Mr. Green decided to take this award in the form of restricted stock. As a result, he received an additional 33% of the value of the shares in the form of restricted stock for a total value of $1,685,775.

        Mr. Richard Green was also awarded performance units because he participated in the Annual and Long-Term Incentive Plan for the three-year cycle of 1999-2001. When compared to the list of competitors, the Company's relative shareholder return ranked at a level that allowed Mr. Green to receive 87,120 (targeted performance units of 66,000 × 132%) performance units. Each performance unit was worth the value of one share of our common stock on the last trading day of the three-year cycle, plus dividends paid over the three-year cycle. Mr. Green elected to receive his award of $2,427,163.20 in restricted stock. As a result, he received an additional 25% of the value of the shares in the form of restricted stock for a total value of $3,033,954.

        In addition to the performance units, Mr. Richard Green was granted a stock option for 65,000 shares under the 1986 Stock Incentive Plan at a price of $28.415. These options vest over a four-year period as described above. He was also granted an option for 153,656 shares of Aquila Merchant Services, Inc. which vests fully on the fourth anniversary of the grant date.

        Finally, the Company has experienced substantial growth over the past several years. The primary driver of that growth in recent years has been the performance of Aquila Merchant. The year ending December 31, 2001 was a year of exceptional performance for Aquila Merchant in which financial performance expectations were significantly exceeded. As a result of Mr. Green's below market position in terms of compensation and excellent financial performance of the Company, the Committee has elected to make a discretionary award of $4,500,000, of which $3 million will be paid in cash and $1.5 million will be paid in restricted stock. This discretionary award is in recognition of his contribution in establishing and cultivating the merchant services business to become the primary contributor to the company's current and future growth potential.

        A new three-year performance cycle started in 2000 and will be completed at the end of 2002. Another three-year cycle started in 2001 and will conclude at the end of the year 2003. An independent compensation consultant assisted us in determining the number of performance units that may be granted following each cycle. Our goal was to make sure that our Chief Executive Officer's total compensation would equal what our competitors pay their Chief Executive Officers, if the Company meets its financial targets. However, if the Company doesn't meet the minimum level of performance associated with these goals, our Chief Executive Officer won't be paid anything under this Plan.

        Effective January 1, 2002, Robert K. Green became Chief Executive Officer of Aquila.

Internal Revenue Code 162(m) Considerations

        In designing the compensation programs, the Committee's primary consideration is the Company's achievement of strategic business goals that serve to enhance shareholder value. Section 162(m) of the Internal Revenue Code, as amended, limits a company's ability to deduct compensation paid in excess of $1 million to the Chief Executive Officer and the next four highest paid officers in any year, unless the compensation meets certain performance requirements. Both the Annual and Long-Term Incentive Plans currently meet the performance requirements under Section 162(m). The Committee continues to be committed to making awards that qualify as deductible compensation under section 162(m) of the Code whenever possible. However, where granting awards is consistent with the strategic business goals of the Company, the Committee reserves the right to make awards that are non-deductible where it believes it is in the best interest of the Company.

Conclusion

        We believe the executive compensation programs we have described to you serve your interests as shareholders. These programs are designed to motivate the executives to help the Company succeed both today and in the future. We will continue to monitor the effectiveness of our total compensation programs to ensure they promote the needs and goals of the Company.

Herman Cain
Irvine O. Hockaday, Jr.
Dr. Stanley O. Ikenberry

SUMMARY COMPENSATION TABLE

						STOCK OPTIONS (#)
NAME AND PRINCIPAL POSITION	YEAR	SALARY $	BONUS $	OTHER ANNUAL COMP $	RESTRICTED STOCK AWARDS (2) $	AQUILA, INC.		AQUILA MERCHANT SERVICES (1)	LTIP PAYOUTS $	ALL OTHER COMP $
Richard C. Green, Jr. Chairman	2001 2000 1999	972,116 886,885 768,678	3,000,000 2,000,000 —	22,050 30,380 30,145	3,185,775 2,556,100 1,134,756	65,000 65,000 195,000		153,656 — —	3,033,954 1,820,280 1,965,551	92,801 91,861 36,758	(3)
Robert K. Green President and CEO	2001 2000 1999	869,038 709,865 630,194	3,000,000 2,000,000 —	30,316 45,521 19,138	3,012,875 2,244,880 912,114	59,000 52,000 156,000		184,387 — —	2,427,163 1,456,224 1,572,441	77,869 67,586 58,981	(4)
Dan Streek Chief Financial Officer	2001 2000 1999	208,269 172,558 118,366	1,524,000 444,844 50,895	4,625 2,775 122	— 82,917 —	— 5,000 7,500		81,289 — —	183,876 37,923 —	23,705 16,875 7,760	(5)
Edward K. Mills President & COO, Aquila Merchant Services	2001 2000 1999	304,217 280,028 263,626	4,310,000 3,377,056 636,600	6,317 40,660 36,146	— 425,000 —	— 21,000 70,500		153,656 — —	1,103,256 567,000 174,055	28,558 34,433 25,120	(6)
Keith G. Stamm President & COO, Global Networks Group	2001 2000 1999	323,077 268,614 187,085	4,310,000 2,339,066 —	8,024 3,333 8,266	— 557,297 —	26,178 39,699 35,982	(8)	184,387 — —	482,675 284,419 —	37,828 51,683 32,602	(7)

1)
Aquila Merchant Services, Inc. is a wholly owned subsidiary of ours. From April 24, 2001 until January 7, 2002, shares of Aquila Merchant Services were publicly traded on the New York Stock Exchange. On January 8, 2002, each share of Aquila Merchant Services, Inc. was converted to .6896 of our shares.
2)
Restrictions lapse at various times following the first or third anniversary of the grant. Dividends are paid on restricted stock awards at the same rate as paid to all shareholders. As of December 31, 2001, the total shares and value of restricted stock held by the above officers is: Mr. Richard C. Green, Jr. (381,783 shares; $9,609,478); Mr. Robert K. Green (475,646 shares; $11,972,010); Mr. Streek (2,784 shares; $70,073); Mr. Mills (66,539 shares; $1,674,787); and Mr. Stamm (25,709 shares; $647,096). All market values are determined as of December 31, 2001. Grants made on March 15, 2002, for 2001 service are included in the market value totals described in the "Restricted Stock Awards" column above, representing restricted stock granted in lieu of annual bonuses.
3)
Consists of employer contributions to the Capital Accumulation Plan of $58,327, a lump-sum payment of perquisite allowance for 2001 of $20,000, premium paid for term life insurance and AD&D insurance equivalent to 3 times salary of $3,519, and an allowance of $10,955 representing the company contribution to the flexible benefits program on behalf of officer.
4)
Consists of employer contributions to the Retirement Investment Plan of $10,200, employer contributions to the Capital Accumulation Plan of $41,942, a lump-sum payment of perquisite allowance for 2001 of $15,000, premium paid for term life insurance and AD&D insurance equivalent to 3 times salary of $1,595, and an allowance of $9,132 representing the company contribution to the flexible benefits program on behalf of officer.
5)
Consists of employer contributions to the Retirement Investment Plan of $8,762, employer contributions to the Capital Accumulation Plan of $4,707, a lump-sum payment of perquisite allowance for 2001 of $5,000, premium paid for term life insurance and AD&D insurance equivalent to 3 times salary of $410, and an allowance of $4,826 representing the company contribution to the flexible benefits program on behalf of officer.
6)
Consists of employer contributions to the Retirement Investment Plan of $15,300, a lump-sum payment of perquisite allowance for 2001 of $5,000, premium paid for term life insurance and AD&D insurance equivalent to 3 times salary of $766, and an allowance of $7,492 representing the company contribution to the flexible benefits program on behalf of officer.
7)
Consists of employer contributions to the Retirement Investment Plan of $9,485, employer contributions to the Capital Accumulation Plan of $15,000, a lump-sum payment of perquisite allowance for 2001 of $5,000, premium paid for term life insurance and AD&D insurance equivalent to 3 times salary of $739, and an allowance of $7,604 representing the company contribution to the flexible benefits program on behalf of officer.
8)
26,178 shares granted in lieu of annual incentive bonuses for service in 2000.

SEVERANCE AND EMPLOYMENT AGREEMENTS

        The employment agreements of Richard C. Green, Jr. and Robert K. Green entitle them each to an annual base salary of at least $990,000. In addition, Richard C. Green, Jr. will continue as Chairman and Robert K. Green will continue as President and Chief Executive Officer for the term of the agreements. Each will also continue to participate in our benefit and incentive plans during the term of the agreement.

        If either is terminated without good cause or if either quits for good reason, we will continue to pay his base salary for three years following the date of termination. In addition, we will pay a one-time amount equal to three times the highest incentive compensation award he would have received for the year terminated if all targeted goals in effect on the date of the termination are exceeded. Each will also receive certain other amounts consistent with what he would have received as an active employee.

        With the exception of Richard C. Green, Jr. and Robert K. Green, the people listed in the Summary Compensation Table have entered into severance agreements with the Company. The agreements give the executives certain severance benefits following a change in control of the company and are designed to avoid an interruption of management following a change in control. If, within twelve months of a change of control, the executive is terminated without good cause or if either quits for good reason, we will pay a lump sum equal to 2.99 times base salary and average annual incentive bonus for Mr. Stamm and Mr. Mills and a lump sum equal to two times base salary and average annual incentive bonus for Mr. Streek. Each will also receive certain other insurance benefits for a period of time, ranging from two to three years after the date of termination, the vesting of equity compensation awards, and payment of any deferred compensation.

OPTION GRANTS IN LAST FISCAL YEAR
By Aquila, Inc.*

Name	# of Shares Underlying Options Granted(#)	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price($/Sh)	Expiration Date	Grant Date Present Value $(2)
Richard C. Green, Jr. Chairman	65,000	7.8%	$28.4150	01-31-11	$318,500	(3)
Robert K. Green President and CEO	59,000	7.1%	$28.4150	01-31-11	$289,100	(3)
Dan Streek Chief Financial Officer	0	—	—	—	—
Edward K. Mills President & COO, Aquila Merchant Services	0	—	—	—	—
Keith G. Stamm President & COO, Global Networks Group	26,178	3.1%	$29.785	03-09-04	$118,325	(4)

*
See footnotes below Aquila Merchant Services, Inc. table.

OPTION GRANTS IN LAST FISCAL YEAR
By Aquila Merchant Services, Inc.(1)

Name	# of Shares Underlying Options Granted(#)	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price($/Sh)	Expiration Date	Grant Date Present Value $(2)
Richard C. Green, Jr. Chairman	153,656	3.8%	$24.00	04/24/11	$1,774,727(5)
Robert K. Green President and CEO	184,387	4.5%	$24.00	04/24/11	$2,129,670(5)
Dan Streek Chief Financial Officer	81,289	2.0%	$24.00	04/24/11	$999,042(6)
Edward K. Mills President & COO, Aquila Merchant Services	153,656	3.8%	$24.00	04/24/11	$1,888,432(6)
Keith G. Stamm President & COO, Global Networks Group	184,387	4.5%	$24.00	04/24/11	$2,266,116(6)

(1)
Aquila Merchant Services, Inc. is a wholly owned subsidiary of ours. From April 24, 2001 until January 7, 2002, shares of Aquila Merchant Services were publicly traded on the New York Stock Exchange. On January 8, 2002, each share of Aquila Merchant Services, Inc. was converted to .6896 of our shares.

(2)
Black Scholes Assumptions. The estimated present value on the date of grant reflected in the above table is determined using the Black-Scholes model.

(3)
The material assumptions and adjustments incorporated in the Black-Scholes model in estimating the value of the options reflected in the above table include the following:

  •
  an exercise price on the option of $28.415, equal to the fair market value of the underlying stock on the date of grant.

  •
  an option term of ten years.

  •
  an interest rate of 5.16 percent that represents the interest rate on a U.S. Treasury security on the date of grant with a maturity date corresponding to that of the option term.

  •
  volatility of 25.79 percent calculated using daily stock prices for the three-year period prior to the grant date.

  •
  dividends at the rate of $1.20 per share representing the annualized dividends paid with respect to a share of common stock at the date of grant.

  •
  reductions of approximately 16.62 percent to reflect the probability of forfeiture due to termination prior to vesting, and approximately 8.46 percent to reflect the probability of a shortened option term due to termination of employment prior to the option expiration date.

  Options were granted on January 31, 2001, and 25% can be exercised after the second anniversary, an additional 25% can be exercised after the third anniversary, and the final 50% can be exercised after the fourth anniversary of the grant date.

(4)
The material assumptions and adjustments incorporated in the Black-Scholes model in estimating the value of the options reflected in the above table include the following:

  •
  an exercise price on the option of $29.785, equal to the fair market value of the underlying stock on the date of grant.

  •
  an option term of three years.

  •
  an interest rate of 4.43 percent that represents the interest rate on a U.S. Treasury security on the date of grant with a maturity date corresponding to that of the option term.

  •
  volatility of 25.77 percent calculated using daily stock prices for the three-year period prior to the grant date.

  •
  dividends at the rate of $1.20 per share representing the annualized dividends paid with respect to a share of common stock at the date of grant.

  •
  reductions of approximately 4.00 percent to reflect the probability of forfeiture due to termination prior to vesting, and approximately 1.44 percent to reflect the probability of a shortened option term due to termination of employment prior to the option expiration date.

  Options were granted on March 9, 2001, and will vest on the third anniversary of the grant date. These totals represent options granted in lieu of annual bonuses.

(5)
The material assumptions and adjustments incorporated in the Black-Scholes model in estimating the value of the options reflected in the above table include the following:

  •
  An exercise price on the option of $24.00, equal to the fair market value of the underlying stock on the date of grant.

  •
  An option term of ten years.

  •
  An interest rate of 5.14 percent that represents the interest rate on a U.S. Treasury security on the date of grant with a majority date corresponding to that of the option term.

  •
  Volatility of 50.00 percent calculated using daily stock prices.

  •
  Reductions of approximately 15.07 percent to reflect the probability of forfeiture due to termination prior to vesting, and approximately 13.73 percent to reflect the probability of a shortened option term due to termination of employment prior to the option expiration date.

  Options were granted on April 24, 2001, and will vest on the fourth anniversary of the grant date.

(6)
The material assumptions and adjustments incorporated in the Black-Scholes model in estimating the value of the options reflected in the above table include the following:

  •
  An exercise price on the option of $24.00, equal to the fair market value of the underlying stock on the date of grant.

  •
  An option term of ten years.

  •
  An interest rate of 5.14 percent that represents the interest rate on a U.S. Treasury security on the date of grant with a maturity date corresponding to that of the option term.

  •
  Volatility of 50.00 percent calculated using daily stock prices.

  •
  Reductions of approximately 9.61 percent to reflect the probability of forfeiture due to termination prior to vesting, an approximately 14.61 percent to reflect the probability of a shortened option term due to termination of employment prior to the option expiration date.

        Option were granted on April 24, 2001 and will vest 25% per year beginning on the first anniversary of the grant date.

        The ultimate values of the options will depend on the future market price of the Company's stock, which cannot be forecast with reasonable accuracy. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of the Company's common stock over the exercise price on the date the option is exercised.

AQUILA, INC. OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES*

Name	Shares Acquired on Exercise(#)(1)	Value Realized($)(2)	Number of Shares Underlying Unexercised Options at FY-End(#) Exercisable/ Unexercisable	Value of Unexercised In-The-Money Options at FY-End($)(2) Exercisable/ Unexercisable
Richard C. Green, Jr. Chairman	0	$0	644,648/343,750	$806,598/$3,716,077
Robert K. Green President and CEO	2,550	35,169	384,096/282,000	2,141,007/645,278
Dan Streek Chief Financial Officer	0	0	2,475/10,625	4,602/41,963
Edward K. Mills President & COO, Aquila Merchant Services	25,650	402,824	34,725/90,975	64,263/264,764
Keith G. Stamm President & COO, Global Networks Group	18,776	199,829	48,447/93,873	217,320/265,138

*
See footnotes below Aquila Merchant Services, Inc. table.

AQUILA MERCHANT SERVICES, INC.(3) OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

Name	Shares Acquired on Exercise(#)(1)	Value Realized($)(2)	Number of Shares Underlying Unexercised Options at FY-End(#) Exercisable/ Unexercisable	Value of Unexercised In-The-Money Options at FY-End($)(2) Exercisable/ Unexercisable
Richard C. Green, Jr. Chairman	0	$0	0/153,656	$0/$0
Robert K. Green President and CEO	0	$0	0/184,387	$0/$0
Dan Streek Chief Financial Officer	0	$0	0/81,289	$0/$0
Edward K. Mills President & COO, Aquila Merchant Services	0	$0	0/153,656	$0/$0
Keith G. Stamm President & COO, Global Networks Group	0	$0	0/184,387	$0/$0

(1)
Option holders may surrender shares to pay the option exercise price and tax withholding requirements. The amounts provided assume no shares were surrendered.
(2)
Calculated on the basis of the fair market value of the underlying securities at the exercise date or year-end, as applicable, minus the exercise price.
(3)
Aquila Merchant Services, Inc. is a wholly owned subsidiary of ours. From April 24, 2001 until January 7, 2002, shares of Aquila Merchant Services were publicly traded on the New York Stock Exchange. On January 8, 2002, each share of Aquila Merchant Services, Inc. was converted to .6896 of our shares.

LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

Estimated Future Payouts Under Non-Stock Price-Based Plans
	Number of Target Performance Units	Performance or Other Period Until Maturation or Payout
Name
			Threshold($)	Target($)	Maximum($)
Richard C. Green, Jr. Chairman	110,000	12/31/2003	$682,000	$3,410,000	$6,820,000
Robert K. Green President and CEO	100,000	12/31/2003	620,000	3,100,000	6,200,000
Dan Streek Chief Financial Officer	— (1)	12/31/2003	—	—	—
Edward K. Mills President & COO, Aquila Merchant Services	— (1)	12/31/2003	—	—	—
Keith G. Stamm President & COO, Global Networks Group	— (1)	12/31/2003	—	—	—

(1)
Not eligible for Aquila, Inc. long-term incentive awards in this payment cycle.

        The long-term awards are expressed in the form of performance units. Each performance unit is equal in value to one share of common stock on the last trading day of the three-year cycle plus the dividends paid over the three-year cycle. Payments are based on the following: threshold payment, 22% of the target performance units; target payment, 100% of the target performance units; and maximum payment, 200% of the target performance units.

PERFORMANCE GRAPH

        The graph compares the cumulative total shareholder return on our common stock for the last five fiscal years with the cumulative total return of (1) the S&P 500 Index and (2) the Edison Electric Institute Combination Gas and Electric Utility Index.

        The graph assumes that the value of the investment in our stock and each index was $100 on December 31, 1996, and that all dividends were reinvested.

PENSION PLAN

        We maintain the Aquila, Inc. Restated Retirement Income Plan (the "Retirement Plan"). Employees do not make contributions to this plan and the benefits are paid based on an employee's years of service and final average compensation. Final average compensation is defined in the Retirement Plan as total base salary excluding overtime payments, bonuses, amounts deferred to non-qualified deferred income plans and any other extraordinary compensation. Final average compensation does include employee contributions made to the Aquila, Inc. Retirement Investment Plan and the flexible spending plan. Final average compensation is computed using an individuals' four highest consecutive year's salary.

        Provisions of the Internal Revenue Code limit benefits payable from the Retirement Plan. We maintain an unfunded supplemental retirement plan to provide for the payment of retirement benefits calculated in accordance with the Retirement Plan, which would otherwise be limited by the provisions of the Code.

        The years of credited service for the following officers named in the Summary Compensation Table are as follows: Richard C. Green, Jr., 23 years; Robert K. Green, 13 years; Keith G. Stamm, 17 years; and Dan Streek, 10 years.

        The following table sets forth the estimated annual benefits payable to people in specified remuneration and service classifications assuming retirement in 2002 at age 62:

	Years of Pension Service
Final Average Compensation
	15	20	25	30	35	40
$200,000	$35,520	$51,560	$67,600	$83,640	$88,140	$92,640
$300,000	$59,970	$85,760	$110,800	$135,840	$142,590	$149,340
$400,000	$84,420	$119,960	$154,000	$188,040	$197,040	$206,040
$500,000	$108,870	$154,160	$197,200	$240,240	$251,490	$262,740
$600,000	$133,320	$188,360	$240,400	$292,440	$305,940	$319,440
$700,000	$157,770	$222,560	$283,600	$344,640	$360,390	$376,140
$800,000	$182,220	$256,760	$326,800	$396,840	$414,840	$432,840
$900,000	$206,670	$290,960	$370,000	$449,040	$469,290	$489,540
$1,000,000	$231,120	$325,160	$413,200	$501,240	$523,740	$546,240
$1,100,000	$255,570	$359,360	$456,400	$553,440	$578,190	$602,940
$1,200,000	$280,020	$393,560	$499,600	$605,640	$632,640	$659,640

        Edward K. Mills was covered under a separate plan for employees of Aquila Merchant Services, and has 9 years of credited service. The following table sets forth the estimated annual benefits under the plan payable to Mr. Mills assuming retirement in 2002 at age 62:

	Years of Pension Service
Final Average Compensation
	15	20	25	30	35	40
$100,000	$16,320	$23,860	$31,400	$38,940	$41,190	$43,440
$150,000	$25,920	$37,710	$49,500	$61,290	$64,665	$68,040
$200,000	$35,520	$51,560	$67,600	$83,640	$88,140	$92,640
$250,000	$45,120	$65,410	$85,700	$105,990	$111,615	$117,240
$300,000	$54,720	$79,260	$103,800	$128,340	$135,090	$141,840
$350,000	$64,320	$93,110	$121,900	$150,690	$158,565	$166,440
$400,000	$73,920	$106,960	$140,000	$173,040	$182,040	$191,040

        These benefits are applicable to employees retiring after December 31, 2001, at age 62 and have been computed on the basis of a straight-life annuity.

OTHER INFORMATION

Report of the Audit Committee of the Board

        Our Audit Committee submits the following report:

        Each of the members of the Audit Committee is independent as defined under New York Stock Exchange listing standards. The Audit Committee operates under a written charter adopted by the Board.

        The Audit Committee of the Board has received from Arthur Andersen LLP, our independent public accountants, a letter that discloses all relationships between the Company and Arthur Andersen LLP that may be thought to bear on the independence of Arthur Andersen LLP from the Company. The Audit Committee has discussed the contents of this letter with Arthur Andersen LLP as well as the matters required to be discussed by Statement on Auditing Standards No. 61. The Audit Committee has reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2001, with our management.

        Arthur Andersen LLP was paid by the Company the following amounts in the year 2001 for services provided to both Aquila, Inc. (formerly UtiliCorp) and Aquila Merchant Services, Inc. while it was publicly traded:

Audit Fees	$2.4 million
Financial Information Systems Design and Implementation	none
All Other Fees*	$15.6 million

*
Other fees include limited assistance and other services rendered in connection with our own internal audit services, $700,000; registration statement filings, $200,000; tax and accounting consultation, $1.0 million; tax compliance and research, $2.4 million; compensation and benefit plans, $100,000; and merger and acquisition activities, $11.2 million.

        The Audit Committee has considered whether Arthur Andersen LLP's performance of services other than the audit is compatible with maintaining the independence of Arthur Andersen LLP from the Company.

        Based upon the Audit Committee's review and discussions noted above, the Audit Committee recommended to the Board that the financial statements of Aquila audited by Arthur Andersen LLP be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

        The foregoing report is furnished by the Audit Committee of the Board.

  Robert F. Jackson, Jr.
  John R. Baker
  Stanley O. Ikenberry
  Gerald L. Shaheen

Relationship With Independent Public Accountants

        We retained Arthur Andersen LLP as our independent public accountants for 2001. Arthur Andersen LLP has audited our financial statements since May 1992.

        Representatives of Arthur Andersen LLP are expected to be present at the annual meeting and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

        The Audit Committee of the Board of Directors recommended that we retain Arthur Andersen LLP as our independent public accounting firm for the year 2002.

Proposals of Security Holders

        If you want to submit proposals for possible inclusion in our 2003 proxy statement, you must do so on or before November 15, 2002. It is anticipated that the proxy statement and form of proxy relating to that meeting will be mailed to you on or before March 20, 2003.

        Also, if you want to bring a matter before the 2003 annual shareholders meeting, our bylaws require you to notify us in writing at least 60 days prior to the meeting. Our 2003 annual shareholders meeting is scheduled for May 7, 2003. Accordingly, we must receive all notices by March 7, 2003.

        Notices and proposals should be sent to our principal executive offices located at 20 West Ninth Street, Kansas City, Missouri 64105, Attention: Corporate Secretary.

Solicitation of Proxies

        We are making this solicitation by mail, but our officers or employees may also solicit proxies by telephone or in person. We may reimburse brokerage firms and others for their expenses in forwarding soliciting material to the beneficial owners. We have hired Morrow & Co. to assist in the solicitation. Their fees will be $7,500 plus reimbursement of out-of-pocket expenses.

ITEMS FOR VOTE

PROPOSAL 1

ELECTION OF DIRECTORS

        Three Class B Directors of the Company are to be elected to hold office for the term indicated below. The following persons have been designated as nominees for the office:

Herman Cain	Class B	3 years
Robert K. Green	Class B	3 years
Robert F. Jackson, Jr.	Class B	3 years

        Unless marked to the contrary, all proxies received will be voted "FOR" the election of each of the nominees for director. The abstention or failure to vote shares do not count as a vote "against" a nominee. Only a plurality of votes cast is necessary to elect a director.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR EACH NOMINEE FOR DIRECTOR.

PROPOSAL 2

APPROVAL OF THE AQUILA, INC. 2002 OMNIBUS INCENTIVE COMPENSATION PLAN

        The Aquila, Inc. 2002 Omnibus Incentive Compensation Plan (the "Plan") was approved by our Board on March 5, 2002, subject to the approval of the stockholders of the Company. The Plan is intended to replace, on a prospective basis, the 1986 Stock Incentive Plan the 1990 Non-Employee Director Stock Plan, and the Annual and Long Term Incentive Plan. This summary is qualified in its entirety by reference to the full text of the Plan, a copy of which has been filed with the Securities and Exchange Commission. Copies of the Plan may be obtained at www.sec.gov or by contacting Aquila's Investor Relations Department at 800-487-6661.

Purpose

        The purpose of the Plan is to promote the interests of the Company and its stockholders by strengthening the Company's ability to attract, motivate and retain eligible persons, and to provide an additional incentive for such individuals through stock ownership and other rights that promote and recognize the financial success and growth of the Company.

Types of Awards

        The Plan authorizes the award of stock options, stock appreciation rights (SARs), restricted stock/stock units, stock awards, performance units/shares, cash-based awards, and annual incentive awards (individually, an "Award").

Administration of the Plan

        The Plan will be administered by the Board. Among other powers, the Board has the discretion to determine persons who will be granted Awards, the size and types of such Awards, and the terms and conditions of such Awards, subject to certain limitations set forth in the Plan. The Board may delegate all or a portion of its responsibilities and authority under the Plan to a committee of the Board, which will consist of two or more persons who satisfy the requirements for a "non-employee director" under Rule 16b-3 of the Securities Exchange Act of 1934, as amended and/or the requirements for an "outside director" under Section 162(m) of the Code. The Board or designated committee may delegate certain of its responsibilities to one or more officers of the Company. Any Award granted to members of the Board who are not employees shall be determined by the entire Board.

Shares Subject to the Plan

        The number of shares of the Company's common stock authorized to be issued under the Plan is 9,000,000, no more than 2,500,000 of which may be granted in the form of an Award other than stock options or SARs. If an Award expires or is cancelled without having been fully exercised or vested, the unvested or cancelled shares will be available for grants of future Awards. The number of shares available for grant under the Plan, as well as outstanding Awards and the numerical limits for individual grants, will be adjusted as appropriate to reflect any stock splits, stock dividends, consolidations, mergers, recapitalizations, reorganizations or other corporate event or transaction affecting the capital structure of the Company.

Eligibility for Awards

        Awards may be granted under the Plan to members of the Board and to officers, employees, consultants, and advisors of the Company, its subsidiaries and affiliates.

Stock Options

        The Board may grant nonqualified stock options or incentive stock options ("ISOs"). ISOs are options that are designated as such at the time of award and which meet certain requirements under section 422 of the Code and the regulations thereunder. Any option that does not satisfy these requirements will be treated as a non-qualified stock option. Only employees of the Company and its subsidiaries within the meaning of section 424 of the Code may receive ISOs. No optionee may be granted options for more than 1,000,000 shares during any fiscal year of the Company. The exercise price per share cannot be less than 100% of the fair market value per share of the Company's common stock on the date of grant (or in the case of an ISO, 110% of the fair market value per share if the optionee, on the grant date, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries). In addition, the aggregate fair market value of the shares (determined on the grant date) covered by ISOs which first become exercisable by any optionee during any calendar year may not exceed $100,000. No option may be exercisable later than the tenth anniversary of its date of grant.

Stock Appreciation Rights (SARs)

        SARs may be granted in conjunction with an option (a "Tandem SAR"), or may be granted on an independent basis (a "Freestanding SAR"), or any combination of the foregoing. No participant may be granted SARs for more than 1,000,000 shares during any fiscal year of the Company. The exercise price of a Freestanding SAR shall not be less than the fair market value per share of the Company's common stock on the date of the grant of the SAR and the exercise price of a Tandem SAR shall be equal to the option price of the related option. No SAR may be exercisable later than the tenth anniversary of its date of grant. Upon exercise of a SAR, the participant will receive payment from the Company in an amount determined by multiplying (1) the difference between the fair market value of a share of Company's common stock on the date of exercise and the exercise price per share, by (2) the number of shares with respect to which the SAR is exercised. Proceeds from SAR exercises may be paid in cash, shares or a combination of both.

Restricted Stock/Stock Units

        The Board may grant awards of restricted stock or restricted stock units. Restricted stock awards are awards of the Company's common stock which are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or the occurrence of other events), as set forth in the terms of the participant's award agreement. Restricted stock units are similar to restricted stock awards except that no shares of common stock are actually awarded to the participant on the date of grant. At the time of payment, restricted stock units may be paid in cash, shares or a combination of both. No participant may be granted more than 500,000 shares in restricted stock/stock units during any fiscal year of the Company.

Stock Awards

        The Board may grant other types of equity-based or equity-related awards (including the grant or offer for sale of unrestricted shares) in such amounts and subject to such terms and conditions, as the Board shall determine. No participant may be granted more than 500,000 shares in stock awards during any fiscal year of the Company.

Performance-Based Awards

        Performance-based awards (e.g., performance units/shares and cash-based awards) consist of a conditional right to receive cash, shares of the Company's common stock, or other property upon the achievement of specified performance goals during one or more performance period. The maximum number of performance-based shares that may be granted to participant during any fiscal year of the Company shall be equal to the value of 500,000 shares of the Company's common stock determined as of the date of pay-out or vesting. The maximum aggregate dollar amounts of performance-based units and cash-based awards granted to any "covered employee" within the meaning of section 162(m) of the Code are $7,500,000 for any fiscal year of the Company.

Annual Incentive Pay

        For each fiscal year of the Company, an incentive pool equal to seven percent (7%) of the Company's consolidated operating earnings for such year will be available for award to executive officers of the Company who are considered "covered employees" for purposes of section 162(m) of the Code. The Board will determine at the beginning of each fiscal year a percentage of the total incentive pool to be allocated to each designated officer for such year, provided that in no event shall the incentive pool percentage for any one person exceed forty percent (40%) of the total pool. A separate incentive pool or other incentive structure may be established with respect to participants who are not "covered employees" for purposes of section 162(m) of the Code. Annual incentive awards may be paid in cash, shares of the Company's common stock or a combination of both.

Section 162(m) of the Code

        Section 162(m) of the Code contains special rules regarding the federal income tax deductibility of compensation paid to the Company's Chief Executive Officer and to each of the other four most highly compensated executive officers. The general rule is that annual compensation paid to any of these specified executives will be deductible only to the extent that such compensation does not exceed $1 million. The Company can preserve the deductibility of certain compensation in excess of $1 million, however, if the Company complies with conditions imposed by section 162(m) of the Code, including (1) the establishment of a maximum number of shares with respect to which Stock Options and SARs may be granted to any one executive during a specified time period, and (2) with respect to other Awards under the Plan, the inclusion of specified performance goals which must be achieved prior to payment. The Plan sets forth specific performance measures upon which Awards may be based. The Plan has been designed to permit two or more "outside directors" of the Board to grant Awards that satisfy the requirements of section 162(m) of the Code.

        The performance measures upon which such Awards may be based include the following: net earnings; revenues; earnings per share; net sales growth; net income (before or after taxes); net operating profit; return measures (including, but not limited to, return on assets, capital, equity, or sales); cash flow (including, but not limited to, operating cash flow and free cash flow); cash flow return on investments, which equals net cash flows divided by owner's equity; earnings before or after taxes, interest, depreciation and/or amortization; internal rate of return or increase in net present value; dividend payments to parent; gross margins; gross margins minus expenses; operating income or margin; share price (including, but not limited to, growth measures and total shareholder return); expense targets; working capital targets relating to inventory and/or accounts receivable; planning accuracy (as measured by comparing planned results to actual results); comparisons to various stock market indices; comparisons to the performance of other companies; EVA®; level of dividends; quality or cost of service; units sold; and operating company contribution. or purposes of this Plan, EVA® means the positive or negative value determined by net operating profits after taxes over a charge for capital, or any other financial measure, as determined by the Board in its sole discretion. (EVA® is a registered trademark of Stern Stewart & Co.)

Taxation

        The following discussion is intended to provide an overview of the U.S. federal income tax laws that are generally applicable to Awards granted under the Plan as of the date of this Proxy Statement. Persons or entities in differing circumstances may have different tax consequences, and the tax laws may change in the future. This discussion is not to be construed as tax advice.

        Nonqualified Stock Options:    The granting of a nonqualified option to an individual is not ordinarily a taxable event. Upon exercise of the option, the optionee will recognize ordinary taxable income equal to the excess of the then fair market value of the shares over the exercise price. The Company will be entitled to a tax deduction equal to the ordinary income recognized by the optionee. Upon disposition of the acquired shares, the difference between the sale price and the optionee's basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more than one year at their disposition.

        Incentive Stock Options:    Neither the granting of an ISO nor its exercise are ordinarily a taxable event to the optionee. Instead, the optionee recognizes taxable income upon the sale of the acquired shares. The tax treatment to the optionee and the Company will depend primarily upon whether the optionee has met certain holding period requirements at the time he or she sells the shares.

        If an optionee exercises an ISO and does not dispose of the shares received within two years after the date such option was granted or within one year after the transfer of the shares to him or her, any gain realized upon the disposition will be characterized as long-term capital gain.

        If the optionee disposes of the ISO shares either within two years after the date the option is granted or within one year after the exercise of the option and transfer of shares to him or her, such disposition will be treated as a disqualifying disposition and an amount equal to the lesser of (1) the fair market value of the shares on the date of exercise minus the exercise price, or (2) the amount realized on the disposition minus the exercise price, will be taxed as ordinary income to the optionee. The excess, if any, of the amount realized upon disposition over the fair market value at the time of the exercise of the option will be treated as long-term capital gain if the shares have been held for more than one year following the exercise of the option.

        Except in the case of disqualifying dispositions, there will be no federal income tax deductions allowed to the Company upon the grant, exercise, or termination of an ISO.

        Stock Appreciation Rights:    The recipient of a Freestanding SAR will not recognize any taxable income at the time the Freestanding SAR is granted. Instead, the appreciation inherent in the Freestanding SAR will be taxable as ordinary compensation income at the time it is received by the participant. If the participant receives the appreciation inherent in the Freestanding SARs in stock rather than cash, the participant will recognize ordinary compensation income equal to the excess of the fair market value of the stock on the day it is received over any amounts paid by the participant, if any, for the stock.

        With respect to Tandem SARs, if a holder elects to surrender the underlying option in exchange for cash or stock equal to the appreciation inherent in the underlying option, the tax consequences to the participant will be the same as discussed above relating to Freestanding SARs. If the participant elects to exercise the underlying the option, the holder will be taxed at the time of exercise as if he or she had exercised a nonqualified stock option (discussed above), i.e., the participant will recognize ordinary income for federal tax purposes measured by the excess of the then fair market value of the shares over the exercise price.

        In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of Freestanding SARs or Tandem SARs. However, upon the exercise of either a Freestanding SAR or a Tandem SAR, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the participant is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

        Stock Awards:    The recipient of a stock award will recognize ordinary compensation income at the time the property is received equal to the excess, if any, of the fair market value of the stock received over the amount paid by the participant in exchange for the stock. If, however, the stock is subject to a substantial risk of forfeiture at the time of grant (e.g., if the participant is required to work for a period of time before the stock becomes freely transferable), the participant generally will not recognize income until the restrictions on such shares lapse, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. Upon the disposition of any stock received as a stock award under the Plan, the difference between the sale price and the recipient's basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term caital gain or loss if the shares have been held for more than oe year at the time of their disposition.

        In the year that the recipient of a stock award recognizes ordinary taxable income in respect of such award, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the recipient is required to recognize, provided that the deduction is not otherwise disallowed under the Code.

        Cash-Based and Unit-Based Awards:    The recipient of cash-based and unit-based awards will recognize ordinary compensation income at the time the payment is received. The Company will normally be entitled to a deduction for federal income tax purposes in an amount equal to the ordinary income recognized by such recipient.

Change of Control

        Any Award granted under the Plan which is not freely exercisable or is subject to restrictions shall become immediately exercisable or free from restrictions upon a Change in Control of the Company (as defined in the Plan), unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges, or unless the Board determines otherwise in an Award agreement. In addition, targeted pay-out opportunities attainable under outstanding Awards will be deemed to have been fully earned and the vesting schedule applicable to any Award will be accelerated.

Restrictions on Transferability of Awards

        No Award granted under the Plan generally may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution, except as otherwise permitted under the Plan and the terms of the Award agreement.

Amendment and Termination of the Plan

        The Board may amend or terminate the Plan at any time and for any reason, provided that, without the prior approval of the stockholders, no such amendment will allow options issued under the Plan to be repriced, replaced, or regranted through cancellation, or by lowering the exercise price of a previously granted option.

New Plan Benefits

        The following table sets forth the dollar amount of shares of common stock to be granted to the non-employee directors (as a group) in 2002 pursuant to the Plan:

Name and Position	Dollar Value	Number of Units
Non-Executive Director Group	$400,000	*

*
Indeterminable

        As noted under "Director Compensation" above, each non-employee director of the Company receives an annual grant of common shares worth $50,000 pursuant to the Plan. Except for this annual grant, which has been described herein, all other Awards under the Plan are within the discretion of the Board.

THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR PROPOSAL 2.

AQUILA, INC.

2002 OMNIBUS INCENTIVE
COMPENSATION PLAN

i

AQUILA, INC.
2002 OMNIBUS INCENTIVE COMPENSATION PLAN

Article I. Establishment, Objectives, and Duration

        1.1    Establishment.    Aquila, Inc., a Delaware corporation (hereinafter referred to as the "Company"), hereby establishes an incentive compensation plan to be known as the "Aquila, Inc. 2002 Omnibus Incentive Compensation Plan" (hereinafter referred to as the "Plan"), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Stock Awards, Cash-Based Awards, and Annual Incentive Awards.

        Subject to approval by the Company's stockholders, the Plan shall become effective as of May 1, 2002 (the "Effective Date") and shall remain in effect as provided in Section 1.3 hereof.

        1.2    Objectives of the Plan.    The purpose of the Plan is to promote the interests of the Company and its stockholders by strengthening the Company's ability to attract, motivate and retain officers, employees, consultants, advisors and Directors of the Company and its Subsidiaries and Affiliates upon whose judgment, initiative and efforts the financial success and growth of the business of the Company largely depend, and to provide an additional incentive for such individuals through stock ownership and other rights that promote and recognize the financial success and growth of the Company.

        1.3    Duration of the Plan.    The Plan shall commence as of the Effective Date, as described in Section 1.1 hereof, and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 17 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions. Notwithstanding the foregoing, in no event shall Incentive Stock Options be awarded to Participants following the tenth anniversary of the Effective Date of this Plan unless and until the stockholders of the Company re-approve the adoption of this Plan prior to such date.

Article II. Definitions

        Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

        2.1    "Affiliate"  shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act.

        2.2    "Annual Incentive Award"  means an Award granted to a Participant, as described in Article 12 herein.

        2.3    "Award"  means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Stock Awards, Cash-Based Awards, or Annual Incentive Awards.

        2.4    "Award Agreement"  means either (i) an agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to Awards granted under this Plan, or (ii) a statement issued by the Company to a Participant describing the terms and provisions of such Award.

        2.5    "Beneficial Owner"  or "Beneficial Ownership" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

        2.6    "Board"  or "Board of Directors" means the Board of Directors of the Company.

        2.7    "Cash-Based Award"  means an Award granted to a Participant, as described in Article 10 herein.

        2.8    "Change in Control"  of the Company shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied:

  (a)
  Any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates, other than in connection with the acquisition by the Company or its Affiliates of a business) representing twenty percent (20%) or more of either the then outstanding Shares or the combined voting power of the Company's then outstanding securities; or

  (b)
  The following individuals cease for any reason to constitute at least two-thirds (2/3) of the number of Directors of the Company then serving: individuals who, on the Effective Date hereof, constitute the Board of the Company and any new Director (other than a Director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of Directors of the Company (as such terms are used in Rule 14A-11 of the Exchange Act)) whose appointment or election by the Board of the Company or nomination of election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the Company's Directors then still in office who either were Directors on the Effective Date of the Plan, or whose appointment, election, or nomination for election was previously approved; or

  (c)
  The consummation (i.e., closing) of an agreement in which the Company agrees to merge or consolidate with any other entity, other than (i) a merger or consolidation which would result in (A) the voting securities of the Company then outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, greater than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, and (B) individuals described in Section 2.8(b) above constitute more than one-half (1/2) of the members of the Board of Directors of the surviving entity or ultimate parent thereof; or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates, other than in connection with the acquisition by the Company or its Affiliates of a business) representing twenty percent (20%) or more of either the then outstanding Shares of the Company or the combined voting power of the Company's then outstanding securities; or

  (d)
  The consummation of (i) a plan of complete liquidation or dissolution of the Company; or (ii) an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, greater than fifty percent (50%) of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale or disposition; or

  (e)
  The adoption of a resolution by the Board to the effect that any Person has acquired effective control of the business and affairs of the Company.

        Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the voting securities of the Company immediately prior to such transaction or series

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of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

        Furthermore, notwithstanding the foregoing, a Change in Control will not be deemed to have occurred by reason of a distribution of the voting securities of any of the Company's Subsidiaries to the stockholders of the Company, or by means of an initial public offering of such securities.

        2.9    "Code"  means the Internal Revenue Code of 1986, as amended from time to time.

        2.10    "Committee"  means any committee appointed by the Board to administer Awards, as specified in Article 3 herein.

        2.11    "Company"  means Aquila, Inc., a Delaware corporation, and any successor thereto as provided in Article 20 herein.

        2.12    "Covered Employee"  means a Participant who, as of the anticipated date of vesting and/or payout of an Award, as applicable, is reasonably believed to be one of the group of "covered employees," as defined in Code Section 162(m), or any successor statute, and the regulations promulgated under Code Section 162(m).

        2.13    "Director"  means any individual who is a member of the Board of Directors of the Company.

        2.14    "Employee"  means any employee of the Company or any of its Subsidiaries or Affiliates.

        2.15    "Exchange Act"  means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

        2.16    "Fair Market Value"  means with respect to a Share as of a given date, the closing sales price of the Share on the New York Stock Exchange on the date in question (or, if no sales of Shares were made on said exchange on such date, on the next preceding day on which sales were made on such exchange).

        2.17    "Fiscal Year"  means the year commencing on January 1 and ending December 31.

        2.18    "Freestanding SAR"  means an SAR that is granted independently of any Options, as described in Article 7 herein.

        2.19    "Incentive Stock Option"  or "ISO" means an option to purchase Shares granted under Article 6 herein and that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422, or any successor provision.

        2.20    "Insider"  shall mean an individual who is, on the relevant date, an officer, director, or more than ten percent (10%) Beneficial Owner of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, all as determined by the Board in accordance with Section 16 of the Exchange Act.

        2.21    "Nonqualified Stock Option"  or "NQSO" means an Option that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

        2.22    "Option"  means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6 herein.

        2.23    "Option Price"  means the price at which a Share may be purchased by a Participant pursuant to an Option.

        2.24    "Participant"  means an Employee, Director, officer, consultant or advisor who has been selected to receive an Award or who has an outstanding Award granted under the Plan.

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        2.25    "Performance-Based Compensation"  means an Award that qualifies as performance-based compensation under Code Section 162(m).

        2.26    "Performance Measures"  means measures as described in Article 11, the attainment of which may determine the degree of payout and/or vesting with respect to Awards to Covered Employees that are designated to qualify as Performance-Based Compensation.

        2.27    "Performance Period"  means the period of time during which specified performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

        2.28    "Performance Share"  means an Award granted to a Participant, as described in Article 9 herein.

        2.29    "Performance Unit"  means an Award granted to a Participant, as described in Article 9 herein.

        2.30    "Period of Restriction"  means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Board, at its discretion), as provided in Article 8 herein.

        2.31    "Person"  shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof.

        2.32    "Restricted Stock"  means an Award granted to a Participant, as described in Article 8 herein.

        2.33    "Restricted Stock Unit"  means an Award granted to a Participant, as described in Article 8 herein.

        2.34    "Shares"  means the common stock of the Company, $1.00 par value per share.

        2.35    "Stock Appreciation Right"  or "SAR" means an Award, granted alone or in connection with a related Option, designated as an SAR, pursuant to the terms of Article 7 herein.

        2.36    "Stock Award"  means an Award granted to a Participant, as described in Article 10 herein.

        2.37    "Subsidiary"  means any corporation, partnership, joint venture, limited liability company, or other entity (other than the Company) in an unbroken chain of entities beginning with the Company if, at the time of the granting of an Award, each of the entities other than the last entity in the unbroken chain owns at least fifty percent (50%) of the total combined voting power in one of the other entities in such chain.

        2.38    "Tandem SAR"  means an SAR that is granted in connection with a related Option pursuant to Article 7 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).

Article III. Administration

        3.1    General.    Subject to the terms and conditions of the Plan, the Plan shall be administered by the Board or by the Committee which, to the extent deemed necessary or appropriate by the Board, will consist of two or more persons who satisfy the requirements for a "non-employee director" under Rule 16b-3 promulgated under the Exchange Act and/or the requirements for an "outside director" under Section 162(m) of the Code. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board. The Board may delegate to the Committee any or all of the administration of the Plan; provided, however, that the administration of the Plan with

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respect to Awards granted to Directors who are not Employees may not be so delegated. To the extent that the Board has delegated to the Committee any authority and responsibility under the Plan, all applicable references to the Board in the Plan shall be to the Committee.

        3.2    Authority of the Board.    Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Board shall have full power to select Employees, Directors, officers, consultants and advisors who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; and establish, amend, or waive rules and regulations for the Plan's administration. Further, the Board shall make all other determinations that may be necessary or advisable for the administration of the Plan.

        3.3    Delegation to Officers.    Except as limited by law, the Board or the Committee may authorize one or more officers of the Company to do one or both of the following: (i) designate officers, Employees, consultants and advisors of the Company or any of its Subsidiaries to be recipients of Awards, and (ii) determine the size, terms and conditions of any Award; provided, however, that no such authority may be delegated with respect to Awards made to any Insider, Covered Employee, or Director who is not an Employee.

        3.4    Decisions Binding.    All determinations and decisions made by the Board pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive, and binding on all persons, including the Company, its stockholders, Directors, Employees, Participants, and their estates and beneficiaries.

Article IV. Shares Subject to the Plan and Maximum Awards

        4.1    Number of Shares Available for Awards.    Subject to adjustment as provided in Section 4.2 herein, the number of Shares hereby reserved for issuance to Participants under the Plan shall be Nine Million (9,000,000), no more than Two Million, Five Hundred Thousand (2,500,000) of which may be granted in the form of Awards other than in the form of Options or SARs. Unless determined otherwise by the Board, Shares related to Awards that are forfeited, terminated, expire unexercised, tendered by a Participant to the Company in connection with the exercise of an Award, withheld from issuance in connection with a Participant's payment of tax withholding liability, settled in cash in lieu of Shares, or settled in such other manner so that a portion or all of the Shares included in an Award are not issued to a Participant shall be available for other Awards. The following rules ("Award Limits") shall apply to grants of such Awards under the Plan:

  (a)
  Options:    The maximum aggregate number of Shares that may be granted in the form of Options in any one Fiscal Year to a Participant shall be One Million (1,000,000).

  (b)
  SARs:    The maximum aggregate number of Shares that may be granted in the form of Stock Appreciation Rights in any one Fiscal Year to a Participant shall be One Million (1,000,000).

  (c)
  Restricted Stock/Restricted Stock Units:    The maximum aggregate number of Shares that may be granted in the form of Restricted Stock or Restricted Stock Units in any one Fiscal Year to a Participant shall be Five Hundred Thousand (500,000).

  (d)
  Performance Shares:    The maximum aggregate amount that may be awarded or credited in the form of Performance Shares in any one Fiscal Year to a Participant shall be equal to the value of Five Hundred Thousand (500,000) Shares determined as of the date of vesting or payout, as applicable.

  (e)
  Performance Units:    The maximum aggregate amount that may be awarded or credited in the form of Performance Units in any one Fiscal Year to a Participant who is a Covered

5

    Employee shall not exceed in value Seven Million, Five Hundred Thousand Dollars ($7,500,000) determined as of the date of vesting or payout, as applicable. The maximum aggregate amount awarded or credited in the form of Performance Units in any one Fiscal Year to a Participant who is not a Covered Employee shall be determined by the Board in its discretion.

  (f)
  Cash-Based Awards:    The maximum aggregate amount that may be awarded or credited in the form of a Cash-Based Award in any one Fiscal Year to a Participant who is a Covered Employee shall not exceed in value Seven Million, Five Hundred Thousand Dollars ($7,500,000) determined as of the date of vesting or payout, as applicable. The maximum aggregate amount that may be awarded or credited in the form of a Cash-Based Award in any one Fiscal Year to a Participant who is not a Covered Employee shall be determined by the Board in its discretion.

  (g)
  Stock Awards.    The maximum aggregate number of Shares that may be granted in the form of Stock Awards in any one Fiscal Year to a Participant shall be Five Hundred Thousand (500,000).

  (h)
  Annual Incentive Award.    The maximum aggregate amount that may be awarded or credited in the form of an Annual Incentive Award in any one Fiscal Year to a Participant who is a Covered Employee shall not exceed in value the amount set forth in Section 12.1, determined as of the date of vesting or payout, as applicable. The maximum aggregate amount awarded or credited in the form of an Annual Incentive Award in any one Fiscal Year to a Participant who is not a Covered Employee shall be determined by the Board in its discretion.

        4.2    Adjustments in Authorized Share.    In the event of any corporate event or transaction such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, or any similar corporate event or transaction, the Board, in its sole discretion, in order to prevent dilution or enlargement of Participants' rights under the Plan, shall substitute or adjust, in an equitable manner, as applicable, the number and kind of Shares that may be issued under the Plan, the number and kind of Shares subject to outstanding Awards, the exercise price applicable to outstanding Awards, the Award Limits, the Fair Market Value of the Shares, and other value determinations applicable to outstanding Awards.

        Appropriate adjustments may also be made by the Board in the terms of any Awards under the Plan to reflect such changes or distributions and to modify any other terms of outstanding Awards on an equitable basis, including modifications of performance targets and changes in the length of Performance Periods.

        In addition, other than with respect to Options, Stock Appreciation Rights, and Awards to Covered Employees intended to constitute Performance-Based Compensation, the Board is authorized to make adjustments to the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles. The determination of the Board as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

Article V. Eligibility and Participation

        5.1    Eligibility.    Persons eligible to participate in this Plan include all Employees, Directors, officers, consultants and advisors of the Company and its Affiliates and Subsidiaries.

6

        5.2    Actual Participation.    Subject to the provisions of the Plan, the Board may, from time to time, select from all eligible persons, those to whom Awards shall be granted and shall determine the nature and amount of each Award. Such Awards need not be made in a uniform manner and may be selectively awarded among otherwise eligible persons, whether or not such persons are similarly situated.

Article VI. Stock Options

        6.1    Grant of Options.    Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Board, provided that ISOs shall not be granted to persons who are not Employees.

        6.2    Award Agreement.    Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Board shall determine which are not inconsistent with the terms of the Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or an NQSO.

        6.3    Option Price.    The Option Price for each grant of an Option under this Plan shall be as determined by the Board; provided, however, the Option Price shall not be less than one hundred percent (100%) of the Fair Market Value of the Shares on the date the Option is granted.

        6.4    Duration of Options.    Each Option granted to a Participant shall expire at such time as the Board shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary of its date of grant.

        6.5    Exercise of Options.    Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Board shall in each instance approve, which need not be the same for each grant or for each Participant.

        6.6    Payment.    Options granted under this Article 6 shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

        The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares that are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price or have been purchased on the open market); (c) by a combination of (a) and (b); or (d) any other method approved by the Board in its sole discretion at the time of grant and as set forth in the Award Agreement.

        The Board also may allow cashless exercise as permitted under the Federal Reserve Board's Regulation T, subject to applicable securities law restrictions, or by any other means which the Board determines to be consistent with the Plan's purpose and applicable law.

        Subject to any governing rules or regulations, as soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant's name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

        Unless otherwise determined by the Board, all payments under all of the methods indicated above shall be paid in United States dollars.

7

        6.7    Termination of Employment/Service Relationship.    Each Participant's Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant's employment or service relationship with the Company, its Affiliates and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Board, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.

        6.8    Transferability of Options.

  (a)
  Incentive Stock Options. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

  (b)
  Nonqualified Stock Options. Except as otherwise provided in a Participant's Award Agreement, no NQSO granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, all NQSOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.

        6.9    Notification of Disqualifying Disposition.    If any Participant shall make any disposition of Shares issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten (10) days thereof.

Article VII. Stock Appreciation Rights

        7.1    Grant of SARs.    Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Board. The Board may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SAR.

        Subject to the terms and conditions of the Plan, the Board shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

        The grant price of a Freestanding SAR shall be no less than the Fair Market Value of a Share on the date of grant of the SAR. The grant price of Tandem SARs shall equal the Option Price of the related Option.

        7.2    SAR Agreement.    Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Board shall determine.

        7.3    Term of SARs.    The term of an SAR granted under the Plan shall be determined by the Board, in its sole discretion; provided, however, that no SAR shall be exercisable later than the tenth (10th) anniversary of its date of grant.

        7.4    Exercise of Freestanding SARs.    Freestanding SARs may be exercised upon whatever terms and conditions the Board, in its sole discretion, imposes upon them.

        7.5    Exercise of Tandem SARs.    Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

8

        7.6    Payment of SAR Amount.    Upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

  (a)
  The difference between the Fair Market Value of a Share on the date of exercise over the grant price; by

  (b)
  The number of Shares with respect to which the SAR is exercised.

        At the discretion of the Board, the payment upon SAR exercise may be in cash, in Shares of equivalent value, in some combination thereof, or in any other manner approved by the Board at its sole discretion. The Board's determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

        7.7    Termination of Employment/Service Relationship.    Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant's employment or service relationship with the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Board, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

        7.8    Nontransferability.    Except as otherwise provided in a Participant's Award Agreement, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

Article VIII. Restricted Stock and Restricted Stock Units

        8.1    Grant of Restricted Stock/Units.    Subject to the terms and provisions of the Plan, the Board, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Board shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Participant on the date of grant.

        8.2    Restricted Stock Agreement.    Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock (or the number of Restricted Stock Units) granted, and such other provisions as the Board shall determine.

        8.3    Nontransferability.    Except as otherwise provided in a Participant's Award Agreement, the Shares of Restricted Stock and/or Restricted Stock Units granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Board and specified in the Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Board in its sole discretion and set forth in the Award Agreement.

        8.4    Other Restrictions.    The Board shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals or Performance Measures, time-based restrictions, and/or restrictions under applicable federal or state securities laws.

9

        To the extent deemed appropriate by the Board, the Company may retain the certificates representing Shares of Restricted Stock in the Company's possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

        Except as otherwise provided in a Participant's Award Agreement, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse, and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Board, in its sole discretion, shall determine.

        8.5    Voting Rights.    To the extent permitted, or required by law, as determined by the Board, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

        8.6    Dividends and Other Distributions.    During the Period of Restriction, Participants holding Shares of Restricted Stock or Restricted Stock Units granted hereunder may, if the Board so determines, be credited with dividends paid with respect to the underlying Shares or dividend equivalents while they are so held in a manner determined by the Board in its sole discretion. The Board may apply any restrictions to the dividends that the Board deems appropriate. The Board, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, Shares, Restricted Stock, or Restricted Stock Units.

        8.7    Termination of Employment/Service Relationship.    In the event a Participant's employment or service relationship terminates for any reason, including by reason of death, disability, or retirement, all Shares of Restricted Stock and/or Restricted Stock Units shall be forfeited by the Participant unless determined otherwise by the Board, as set forth in the Participant's Award Agreement. Any such provisions shall be determined in the sole discretion of the Board, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

        8.8    Section 83(b) Election.    The Board may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code concerning a Restricted Stock Award, the Participant shall be required to promptly file a copy of such election with the Company.

Article IX. Performance Units/Performance Shares

        9.1    Grant of Performance Units/Shares.    Subject to the terms of the Plan, Performance Units and/or Performance Shares may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Board.

        9.2    Value of Performance Units/Shares.    Each Performance Unit shall have an initial value that is established by the Board at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Board shall set performance goals or Performance Measures in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units/Shares that will be paid out to the Participant.

        9.3    Earning of Performance Units/Shares.    Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Shares shall be entitled to receive payout on the number and value of Performance Units/Shares earned by the Participant over the

10

Performance Period, to be determined as a function of the extent to which the corresponding performance goals or Performance Measures have been achieved.

        9.4    Form and Timing of Payment of Performance Units/Shares.    Payment of earned Performance Units/Shares shall be as determined by the Board and as evidenced in the Award Agreement. Subject to the terms of the Plan the Board, in its sole discretion, may pay earned Performance Units/Shares in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period. Any Shares may be granted subject to any restrictions deemed appropriate by the Board. The determination of the Board with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

        9.5    Dividends and Other Distributions.    At the discretion of the Board, Participants holding Performance Units/Shares may be entitled to receive dividend equivalents with respect to dividends declared with respect to the Shares. Such dividends may be subject to the accrual, forfeiture, or payout restrictions as determined by the Board in its sole discretion.

        9.6    Termination of Employment/Service Relationship.    In the event a Participant's employment or service relationship terminates for any reason, including by reason of death, disability, or retirement, all Performance Units/Shares shall be forfeited by the Participant unless determined otherwise by the Board, as set forth in the Participant's Award Agreement. Any such provisions shall be determined in the sole discretion of the Board, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Performance Units/Shares issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

        9.7    Nontransferability.    Except as otherwise provided in a Participant's Award Agreement, Performance Units/Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

Article X. Cash-Based Awards and Stock Awards

        10.1    Grant of Cash-Based Awards.    Subject to the terms of the Plan, Cash-Based Awards may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Board.

        10.2    Value of Cash-Based Awards.    Each Cash-Based Award shall have a value as may be determined by the Board. The Board shall set performance goals or Performance Measures in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Cash-Based Awards that will be paid out to the Participant.

        10.3    Earning of Cash-Based Awards.    Subject to the terms of this Plan, the holder of Cash-Based Awards shall be entitled to receive payout on the number and value of Cash-Based Awards earned by the Participant, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

        10.4    Form and Timing of Payment of Cash-Based Awards.    Payment of earned Cash-Based Awards shall be as determined by the Board and as evidenced in the Award Agreement. Subject to the terms of the Plan, the Board, in its sole discretion, may pay earned Cash-Based Awards in the form of cash or in Shares (or in a combination thereof) that have an aggregate Fair Market Value equal to the value of the earned Cash-Based Awards. Such Shares may be granted subject to any restrictions deemed appropriate by the Board. The determination of the Board with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

        10.5    Termination of Employment/Service Relationship.    In the event a Participant's employment or service relationship terminates for any reason, including by reason of death, disability, or retirement,

11

all Cash-Based Awards and Stock Awards shall be forfeited by the Participant to the Company unless determined otherwise by the Board, as set forth in the Participant's Award Agreement Any such provisions shall be determined in the sole discretion of the Board, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Cash-Based Awards and Stock Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

        10.6    Nontransferability.    Except as otherwise provided in a Participant's Award Agreement, Cash-Based Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

        10.7    Stock Awards.    The Board may grant other types of equity-based or equity-related Awards (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Board shall determine. Such Awards may entail the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

Article XI. Performance Measures

        Unless and until the Board proposes for stockholder vote and the stockholders approve a change in the general Performance Measures set forth under this Article 11, the performance criteria upon which the payment or vesting of an Award to a Covered Employee (other than an Annual Incentive Award awarded or credited pursuant to Section 12.1) that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:

  (a)
  Net earnings;

  (b)
  Revenues;

  (c)
  Earnings per share;

  (d)
  Net sales growth;

  (e)
  Net income (before or after taxes);

  (f)
  Net operating profit;

  (g)
  Return measures (including, but not limited to, return on assets, capital, equity, or sales);

  (h)
  Cash flow (including, but not limited to, operating cash flow and free cash flow);

  (i)
  Cash flow return on investments, which equals net cash flows divided by owner's equity;

  (j)
  Earnings before or after taxes, interest, depreciation and/or amortization;

  (k)
  Internal rate of return or increase in net present value;

  (l)
  Dividend payments to parent;

  (m)
  Gross margins;

  (n)
  Gross margins minus expenses;

  (o)
  Operating income or margin;

  (p)
  Share price (including, but not limited to, growth measures and total shareholder return);

  (q)
  Expense targets;

  (r)
  Working capital targets relating to inventory and/or accounts receivable;

12

  (s)
  Planning accuracy (as measured by comparing planned results to actual results);

  (t)
  Comparisons to various stock market indices;

  (u)
  Comparisons to the performance of other companies;

  (v)
  EVA®;

  (w)
  Level of dividends;

  (x)
  Quality or cost of service;

  (y)
  Units sold; and

  (z)
  Operating company contribution.

        For purposes of this Plan, EVA® means the positive or negative value determined by net operating profits after taxes over a charge for capital, or any other financial measure, as determined by the Board in its sole discretion. (EVA® is a registered trademark of Stern Stewart & Co.).

        Any Performance Measures may be used to measure the performance of the Company as a whole or any business unit of the Company or any combination thereof, as the Board may deem appropriate, or any of the above goals as compared to the performance of a group of comparator companies, or published or special index that the Board, in its sole discretion deems appropriate.

        Awards that are designed to qualify as Performance-Based Compensation, and that are held by Covered Employees, may not be adjusted upward. The Board shall retain the discretion to adjust such Awards downward.

        In the event that applicable tax and/or securities laws change to permit Board discretion to alter the governing Performance Measures without obtaining stockholder approval of such changes, the Board shall have sole discretion to make such changes without obtaining stockholder approval. In addition, in the event that the Board determines that it is advisable to grant Awards that shall not qualify as Performance Based Compensation, the Board may make such grants without satisfying the requirements of Code Section 162(m).

Article XII. Annual Incentive Awards

        12.1    Incentive Awards for Covered Employees.    For each Fiscal Year of the Company, an incentive pool equal to seven percent (7%) of the Company's consolidated operating earnings for such year shall be available for award to Covered Employees. The Board shall determine at the beginning of each Fiscal Year a percentage of the total incentive pool to be allocated to each designated Covered Employee for such year, provided that in no event shall the incentive pool percentage for any one Covered Employee exceed forty percent (40%) of the total pool. Consolidated operating earnings shall mean the consolidated earnings before income taxes of the Company, computed in accordance with generally accepted accounting principles, but shall exclude the effects of Extraordinary Items. Extraordinary Items shall mean (i) extraordinary, unusual and/or non-recurring items of gain or loss, (ii) gains or losses on the disposition of a business, (iii) changes in tax or accounting regulations or laws, or (iv) the effect of a merger or acquisition, all of which must be identified in the audited financial statements, including footnotes or Management Discussion and Analysis section of the Company's annual report.

        As soon as possible after the determination of the incentive pool for a Fiscal Year, the Board shall calculate each Covered Employee's allocated portion of the incentive pool based upon the percentage established at the beginning of the Fiscal Year. The Covered Employee's incentive award then shall be determined by the Board based on the Covered Employee's allocated portion of the incentive pool subject to adjustment in the sole discretion of the Board. In no event may the portion of the incentive

13

pool allocated to a Covered Employee be increased in any way, including as a result of the reduction of any other Covered Employee's allocated portion.

        12.2    Award for Other Participants.    For each Fiscal Year of the Company, the Board may direct the establishment of an incentive pool or other incentive structure with respect to Participants who are not Covered Employees. Any such incentive program, policy or arrangement shall be separately communicated to eligible Participants and shall be subject to such terms, restrictions and conditions determined by the Board or any authorized officer or other delegate of the Board.

        12.3    Form of Payment of Annual Incentive Awards.    Subject to the terms of the Plan, the Board, in its sole discretion, may pay earned Annual Incentive Awards in the form of cash or in Shares (or in a combination thereof) that have an aggregate Fair Market Value equal to the value of the earned Annual Incentive Awards. Such Shares may be granted subject to any restrictions deemed appropriate by the Board. The determination of the Board with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

Article XIII. Beneficiary Designation

        Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

Article XIV. Deferrals

        The Board may permit or require a Participant to defer such Participant' s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock/Units, or the satisfaction of any requirements or goals with respect to Performance Units/Shares, Cash-Based Awards, and Stock Awards. If any such deferral election is required or permitted, the Board shall, in its sole discretion, establish rules and procedures for such payment deferrals.

Article XV. Rights of Participants

        15.1    Employment.    Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company to terminate any Participant's employment or other service relationship at any time, nor confer upon any Participant any right to continue in the capacity in which he is employed or otherwise serves the Company.

        Neither an Award nor any benefits arising under this Plan shall constitute part of an employment contract with the Company or any Subsidiary or Affiliate, and, accordingly, subject to Sections 17.1, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Board without giving rise to liability on the part of the Company or any Subsidiary or Affiliate for severance payments.

        15.2    Participation.    No person shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

        15.3    Rights as a Stockholder.    A Participant shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Participant becomes the record holder of such shares.

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Article XVI. Change in Control

        Upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges, or unless the Board shall determine otherwise in the Award Agreement:

  (a)
  Any and all Options and SARs granted hereunder shall become immediately exercisable, and shall remain exercisable throughout their entire term;

  (b)
  Any Period of Restriction and restrictions imposed on Restricted Shares/Units shall lapse;

  (c)
  Annual Incentive Awards shall be paid out based on the consolidated operating earnings of the year immediately preceding the Change in Control or such other method of payment as may be determined by the Board at the time of the Award or thereafter but prior to the Change in Control; and

  (d)
  The target payout opportunities attainable under all outstanding performance-based Awards shall be deemed to have been fully earned as of the effective date of the Change in Control. Within thirty (30) days following the effective date of the Change in Control, such Awards shall be paid pro rata to Participants in cash or in Shares, as applicable, with the proration determined as a function of the length of time within the Performance Period that has elapsed prior to the Change in Control, and based on an assumed achievement of all relevant targeted performance goals or Performance Measures.

Article XVII. Amendment, Modification, Suspension, and Termination

        17.1    Amendment, Modification, Suspension, and Termination.    Subject to the terms of the Plan, the Board may at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan in whole or in part. Notwithstanding anything herein to the contrary, without the prior approval of the Company's stockholders, Options issued under the Plan will not be repriced, replaced, or regranted through cancellation, or by lowering the exercise price of a previously granted Option.

        17.2    Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.    The Board may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Board determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

        17.3    Awards Previously Granted.    Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, suspension, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

Article XVIII. Withholding

        18.1    Tax Withholding.    The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy Federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

        18.2    Share Withholding.    With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock and Restricted Stock Units, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect, subject to the approval of the Board, to satisfy the withholding requirement, in whole or in part, by having the

15

Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. All such elections shall be irrevocable, made in writing and signed by the Participant, and shall be subject to any restrictions or limitations that the Board, in its sole discretion, deems appropriate.

Article XIX. Indemnification

        Each person who is or shall have been a member of the Committee, or of the Board, or an officer of the Company to whom authority was delegated in accordance with Article 3 shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgement in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute.

        The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Article XX. Successors

        All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article XXI. General Provisions

        21.1    Forfeiture Events.    The Board may specify in an Award Agreement that the Participant's rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of employment for cause, violation of material Company or Affiliate policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company or any Affiliate.

        21.2    Legend.    The Board may require each person receiving Shares pursuant to an Award under this Plan to represent to and agree with the Company in writing that the Participant is acquiring the Shares without a view to distribution thereof. In addition, to any legend required by this Plan, the certificates for such Shares may include any legend which the Board deems appropriate to reflect any restrictions on transfer of such Shares.

        21.3    Gender and Number.    Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

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        21.4    Severability.    In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

        21.5    Requirements of Law.    The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. The Company shall receive the consideration required by law for the issuance of Awards under the Plan.

        21.6    Securities Law Compliance.    With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successor under the Exchange Act, unless determined otherwise by the Board. To the extent any provision of the Plan or action by the Board fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board.

        21.7    Restrictions on Share Transferability.    The Board may impose such restrictions on any Shares acquired pursuant to an Award granted under this Plan as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

        21.8    Listing.    The Company may use reasonable endeavors to register Shares allotted pursuant to the exercise of an Award with the United States Securities and Exchange Commission or to effect compliance with the registration, qualification, and listing requirements of any national securities laws, stock exchange, or automated quotation system.

        21.9    Delivery of Title.    The Company shall have no obligation to issue or deliver evidence of title for Shares awarded under the Plan prior to:

  (a)
  Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

  (b)
  Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

        21.10    Inability to Obtain Authority.    The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

        21.11    Investment Representations.    As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

        21.12    Employees Based Outside of the United States.    Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company, its Affiliates, and its Subsidiaries operate or have Employees, the Board, in their sole discretion, shall have the power and authority to:

  (a)
  Determine which Affiliates and Subsidiaries shall be covered by the Plan;

  (b)
  Determine which persons outside the United States are eligible to participate in the Plan;

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  (c)
  Modify the terms and conditions of any Award granted to persons outside the United States to comply with applicable foreign laws;

  (d)
  Establish subplans and modify exercise procedures, and other terms and procedures to the extent such actions may be necessary or advisable; and

  (e)
  Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

        Notwithstanding the above, the Board may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law or governing statute or any other applicable law.

        21.13    Uncertificated Shares.    To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

        21.14    Unfunded Plan.    Participants shall have no right, title, or interest whatsoever in or to any investments that the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan.

        The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974.

        21.15    No Fractional Shares.    No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Board shall determine whether cash, or Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

        21.16    Governing Law.    The Plan and each Award Agreement shall be governed by the laws of the state of Missouri, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Missouri, county of Jackson, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

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☒	PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.
This proxy when properly executed will be voted in the manner you direct below. If no direction is made, this proxy will be voted FOR the election of directors and FOR Proposal 2.
AQUILA, INC.		The Board recommends a vote FOR the election for directors and Proposal 2.
Mark box at right if you plan to attend the Anual Meeting	☐	1.	Election of Directors (see reverse)	FOR ☐	AGAINST ☐	For All Except: ☐
		For all Except vote withheld from the following nominee(s):
Mark box at right if an address change or comment has been noted on the reverse side of this card	☐
CONTROL NUMBER:		2.	Approval of the Aquila, Inc. 2002 Omnibus Incentive Compensation Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Please be sure to sign and date this proxy	Date
NOTE: Please sign exactly as the name appears above. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please show the applicable full title after your name.
Shareholder sign here	Co-owner sign here

DETACH CARD	DETACH CARD

FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR VOTED PROXY CARD BY MAIL

Please follow the steps below to ensure that your proxy card is properly executed and returned in time to be counted:

If you are voting by mail:

1.
Mark your vote relating to the nominees for director in one of the two boxes to the right of "Election of Directors." If you wish to withhold authority to vote for any individual nominee, mark the "For All Except" box, and write the name of each excluded nominee on the line provided.
2.
Mark your vote relating to Proposal 2 in one of the three boxes to the right of the Proposal.
3.
Sign and date this card at the bottom left in the space provided, exactly as your name appears on this form, above. Joint owners should each sign.
4.
Tear off at the perforation and mail the completed card with signature(s) in the enclosed reply envelope to: Proxy Tabulator, P.O. Box 9389, Boston, MA 02205-9967.

As an alternative to returning your card by mail, we encourage you to take advantage of these two convenient ways to vote your shares. You may vote via the Internet or by using the telephone.

If you are voting using the Internet:

1.
Go to http://www.eproxyvote.com/ila
2.
Follow the instructions using your voter control number listed above and the last four digits of your taxpayer identification number.

If you are voting using the telephone:

1.
Dial 1-800-758-6973 using a touch-tone telephone.
2.
Follow the prompts using your voter control number listed above and the last four digits of your taxpayer identification number.

If you choose to vote your shares via the Internet or telephone, there is no need for you to mail back your proxy card.

Your vote is important to us!

AQUILA, INC.
PROXY/VOTING INSTRUCTION CARD

P	HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

R
O
X
Y

FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR VOTED PROXY CARD BY MAIl

This Proxy is being solicited by the Board of Directors for the Annual Meeting to be held on May 1, 2002. By signing this proxy card you are appointing Dr. Stanley O. Ikenberry, Irvine O. Hockaday, Jr., and John R. Baker as Proxies, with full power of substitution, to vote all of your shares of Aquila, Inc. common stock held by you on March 4, 2002. They will vote your proxy exactly as you have indicated on the reverse side of this card. However, if you do not indicate on the reverse side of this card how you would like your shares to be voted, the proxy card will be voted FOR the election of the nominees for director, FOR Proposal 2, and according to the discretion of the proxy holders on any other matters that may properly come before the meeting. The shares will be voted at the Annual Meeting of Shareholders to be held at The Starlight Theatre, 4600 Starlight Road, Kansas City, Missouri on Wednesday May 1, 2002. If the meeting is postponed or adjourned, your appointed Proxies will vote your shares at the rescheduled or reconvened 2002 Annual Meeting.

Election of Directors, Nominees:
01) Robert K. Green
02) Herman Cain
03) Robert F. Jackson, Jr.

You are encouraged to mark your choices in the appropriate boxes on the reverse side of this proxy card. If you do not mark any boxes your vote will be voted in accordance with the Board of Directors' recommendation. However, the Proxies cannot vote your shares unless you sign and return this card or vote via telephone or the Internet as instructed on the front of your card.

AQUILA, INC.
ANNUAL MEETING OF
SHAREHOLDERS

May 1, 2002, 2:30 p.m.
The Starlight Theatre
4600 Starlight Road
Kansas City, Missouri

QuickLinks

TABLE OF CONTENTS
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
COMMON QUESTIONS REGARDING OUR ANNUAL MEETING AND PROXY STATEMENT
DIRECTOR INFORMATION
STOCK OWNERSHIP INFORMATION
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
REPORT ON EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
SEVERANCE AND EMPLOYMENT AGREEMENTS
OPTION GRANTS IN LAST FISCAL YEAR By Aquila, Inc.
OPTION GRANTS IN LAST FISCAL YEAR By Aquila Merchant Services, Inc.(1)
AQUILA, INC. OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
AQUILA MERCHANT SERVICES, INC.(3) OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR
PERFORMANCE GRAPH
PENSION PLAN
OTHER INFORMATION
ITEMS FOR VOTE PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2 APPROVAL OF THE AQUILA, INC. 2002 OMNIBUS INCENTIVE COMPENSATION PLAN
CONTENTS
AQUILA, INC. 2002 OMNIBUS INCENTIVE COMPENSATION PLAN